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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☑ Definitive Proxy Statement
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D.R. Horton, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On
Thursday, January 31, 2008

Dear Fellow Stockholder of D.R. Horton:

You are invited to attend the 2008 Annual Meeting of Stockholders of D.R. Horton, America’s Builder. Our 2008 Annual Meeting will be held at our corporate offices located at: D.R. Horton Tower, 301 Commerce Street, Fort Worth, Texas, on Thursday, January 31, 2008, at 10:00 a.m., central time, for the following purposes:

•	To elect eight directors.

•	To approve an amendment and restatement to our Amended and Restated 2000 Incentive Bonus Plan with respect to current and future covered employees (determined under Section 162(m) of the Internal Revenue Code of 1986, as amended) and other participants.

•	To approve the 2008 Performance Unit Plan with respect to current and future covered employees (determined under Section 162(m) of the Internal Revenue Code of 1986, as amended) and other participants.

•	To vote on a stockholder proposal concerning a pay-for-superior-performance standard for executive compensation.

•	To conduct other business properly brought before the meeting.

Only stockholders of record at the close of business on Monday, December 3, 2007, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

While we would like to have each of you attend the meeting and vote your shares in person, we realize this may not be possible. However, whether or not you plan to attend the meeting, your vote is very important. For convenience of our stockholders, proxies may be given either by telephone, electronically through the Internet, or by mail. A form of proxy on which to indicate your vote by mail and an envelope, postage prepaid, in which to return your proxy are enclosed. WE URGE YOU TO COMPLETE AND RETURN YOUR PROXY BY ONE OF THESE METHODS SO THAT YOUR SHARES WILL BE REPRESENTED. If you decide later to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person. If you desire any additional information concerning the 2008 Annual Meeting or the matters to be acted upon at the meeting, we would be glad to hear from you.

Very truly yours,

DONALD R. HORTON
Chairman of the Board

Fort Worth, Texas
December 19, 2007

i

ii

D.R. Horton Tower
301 Commerce Street
Fort Worth, Texas 76102
www.drhorton.com

PROXY STATEMENT
for the
2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On January 31, 2008

GENERAL

Time, Place and Purposes of Meeting

Our 2008 Annual Meeting of Stockholders will be held on Thursday, January 31, 2008, at 10:00 a.m., central time, at our corporate offices located at: D.R. Horton Tower, 301 Commerce Street, Fort Worth, Texas. The purposes of the 2008 Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached. D.R. Horton, Inc. is referred to as “D.R. Horton,” “Company,” “we,” and “our” in this Proxy Statement.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of D.R. Horton. D.R. Horton expects that this Proxy Statement and the accompanying form of proxy will first be made available to our stockholders of record on or about December 19, 2007. The cost of this solicitation will be paid by D.R. Horton. The solicitation of proxies will be made primarily by use of the mail. In addition, directors, officers and regular employees of D.R. Horton may make solicitations without special compensation by telephone, telegraph, e-mail or personal interview. They may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies to management. D.R. Horton will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. We retained the Altman Group to solicit proxies on our behalf and will pay The Altman Group an estimated $6,500 for their services.

Revocation and Voting of Proxies

Stockholders may vote either by casting votes in person at the meeting, or by marking, signing and dating each proxy card received and returning it in the prepaid envelope, by telephone, or electronically through the Internet by following the instructions included on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Stockholders who hold shares in “street name” through a broker or other nominee may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution.

Any proxy given may be revoked by a stockholder at any time before it is exercised by filing with D.R. Horton a notice in writing revoking it, by duly executing and returning a proxy bearing a later date or by voting by telephone or Internet. Proxies also may be revoked by any stockholder present at the 2008 Annual Meeting who expresses a desire to vote his or her shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specifications of the proxies. If no specification is made, proxies will be voted FOR the nominees for election of directors (see Proposal One — Election of Directors), FOR the proposal to amend and restate the Amended and Restated 2000 Incentive Bonus Plan, (see Proposal Two — Amendment and Restatement of the 2000 Incentive Bonus Plan), FOR the proposal to approve the 2008 Performance Unit Plan (see Proposal Three — Approve the 2008 Performance Unit Plan), AGAINST the stockholder proposal concerning a pay-for-superior-performance standard for executive compensation (see Proposal Four — Stockholder Proposal Concerning a Pay-For-Superior-Performance Standard for Executive Compensation) and, at the discretion of the proxy holders, on all other matters properly brought before the Annual Meeting or any adjournment thereof.

Outstanding Shares and Voting Rights

December 3, 2007 has been set as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the 2008 Annual Meeting. There were 314,956,291 shares of D.R. Horton’s Common Stock, $.01 par value, issued and outstanding on the record date. On any matter submitted to a stockholder vote, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each issued and outstanding share of Common Stock registered in his or her name on the books of D.R. Horton as of the record date. A list of such stockholders will be available for examination by any stockholder at the offices of D.R. Horton set forth above for at least ten days before the Annual Meeting.

Quorum Requirement

The D.R. Horton Bylaws provide that if the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote are present in person or represented by proxy, there will be a quorum. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists. Broker non-votes, which are described below, will be considered present for purposes of determining whether a quorum exists.

Broker Non-Votes and Vote Required

If a broker holds your shares, this Proxy Statement and a proxy card have been sent to the broker. You may have received this Proxy Statement directly from your broker, together with instructions as to how to direct the broker to vote your shares. If you desire to have your vote counted, it is important that you return your voting instructions to your broker. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “non-routine.” If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. Proposal One, the proposal to elect directors, Proposal Two, the proposal to amend and restate the Amended and Restated 2000 Incentive Bonus Plan, and Proposal Three, the proposal to approve the 2008 Performance Unit Plan, are routine proposals under the rules of the NYSE. As a result, brokers or other entities holding shares for an owner in street name may vote on Proposals One, Two and Three even if no voting instructions are provided by the owner. Proposal Four, the stockholder proposal, is a non-routine proposal under the rules of the NYSE. As a result, brokers or other entities holding shares for an owner in street name may vote on Proposal Four only if voting instructions are provided by the owner. If you do not provide your broker with voting instructions for Proposal Four, your shares will not be counted as shares present and entitled to vote with respect to the vote required for this proposal.

The following table reflects the vote required for each proposal and the effect of broker non-votes, withhold votes and abstentions on the vote, assuming a quorum is present at the meeting:

Effect of Broker Non-Votes,
Proposal	Vote Required	Withhold Votes and Abstentions

(1) Election of Directors	(1) The eight nominees who receive the most votes will be elected	(1) Broker non-votes and withhold votes have no legal effect, subject to our Corporate Governance Principles
(2) Amendment and restatement of the Amended and Restated 2000 Incentive Bonus Plan	(2) An affirmative vote by holders of a majority of our common stock which has voting power present in person or represented by proxy and is entitled to vote	(2) Broker non-votes have no effect; abstentions have the same effect as a vote against the proposal
(3) Approval of 2008 Performance Unit Plan	(3) An affirmative vote by holders of a majority of our common stock which has voting power present in person or represented by proxy and is entitled to vote	(3) Broker non-votes have no effect; abstentions have the same effect as a vote against the proposal
(4) Consideration of stockholder proposal concerning a pay-for-superior-performance standard for executive compensation	(4) An affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and is entitled to vote	(4) Broker non-votes have no effect; abstentions have the same effect as a vote against the proposal

If any other proposals are properly presented to the stockholders at the meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and our Bylaws, the number of votes required to approve a proposal is a majority of the shares of Common Stock present and entitled to vote at the meeting. The enclosed proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this Proxy Statement that is properly presented to the stockholders at the meeting. The persons named as proxies on the enclosed proxy card are Donald R. Horton, Chairman, Donald J. Tomnitz, Vice Chairman, President and Chief Executive Officer, and Bill W. Wheat, Executive Vice President and Chief Financial Officer.

Stockholders Sharing the Same Address

The broker, bank or other nominee of any stockholder who is a beneficial owner, but not the record holder, of the Company’s Common Stock may deliver only one copy of this Proxy Statement and our Annual Report to multiple stockholders sharing an address, unless the broker, bank or nominee has received contrary instructions from one or more of the stockholders.

In addition, with respect to record holders, in some cases, only one copy of this Proxy Statement and our Annual Report will be delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will deliver free of charge a separate copy of this Proxy Statement and our Annual Report to a stockholder at a shared address to which a single copy was delivered. You can notify your broker, bank or other nominee (if you are not the record holder) or the Company (if you are the record holder) that you wish to receive a separate copy of our proxy statements and annual reports in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. The Company’s contact information for these purposes is: D.R. Horton, Inc., Attention: Investor Relations, D.R Horton Tower, 301 Commerce Street, Suite 500, Fort Worth, Texas 76102, telephone number: (817) 390-8200, or e-mail: mehorton@drhorton.com.

Future Stockholder Communications through the Internet

Stockholders may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet. The consent of stockholders who have previously consented to electronic delivery will remain in effect until withdrawn. To consent to electronic delivery:

•	stockholders whose shares are registered in their own name, and not in “street name” through a broker or other nominee, may simply log in to www.proxyvote.com, the Internet site maintained by Broadridge Financial Solutions, Inc. and follow the step by step instructions; and

•	stockholders whose shares are registered in “street name” through a broker or other nominee must first vote their shares using the Internet, at www.proxyvote.com, the Internet site maintained by Broadridge Financial solutions, Inc. and, immediately after voting, fill out the consent form that appears on-screen at the end of the Internet voting procedure.

This consent may be withdrawn at any time in order to resume receiving stockholder communications in print form.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members who will serve until the 2008 Annual Meeting, and until their successors have been elected and qualified. On November 16, 2007, the Board of Directors increased the size of the board from seven to eight Directors and, upon the Nominating and Governance Committee’s recommendation, appointed Bob G. Scott to fill the newly-created vacancy. Mr. Scott’s consideration for nomination was brought to the attention of the committee by an executive officer of the Company. The Board also appointed Mr. Scott to each of the Audit, Compensation and Nominating and Governance Committees. Mr. Scott, along with all seven incumbent directors, stands for election at the 2008 Annual Meeting.

By unanimous resolution, the Nominating and Governance Committee recommended to the Board of Directors, as nominees to the Board of Directors, our eight current Directors of the Company, each of whom is listed below under the caption “Nominees for Director.” After review and consideration by the Board of Directors, the Board nominated the eight Directors for election as directors of D.R. Horton at the 2008 Annual Meeting.

Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted for each of the persons named below as nominees for election as directors. The eight nominees receiving the most votes cast, which is a plurality of the votes, will be elected for one year terms and will serve until the next annual meeting of stockholders and their successors have been elected and qualified. We do not know of any reason why any of the nominees would be unable to serve. However, if any of the nominees should become unavailable to serve as a director, the Board may designate a substitute nominee or reduce the size of the board. If the Board designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.

The Corporate Governance Principles of the Company address the situation in which a director does not receive a majority of affirmative votes cast. Under such principles, any nominee for director who, in an uncontested election, receives a greater number of votes “withheld” from his or her election than votes “for” his or her election at the annual meeting (“Majority Withheld Vote”) will promptly tender his or her resignation. The Nominating and Governance Committee, which is comprised exclusively of independent directors, will consider the resignation and recommend to the Board whether to accept the tendered resignation. The Board will act upon the Nominating and Governance Committee’s recommendation within a reasonable period of time. The action taken by the Board will be publicly disclosed in a report filed with the Securities and Exchange Commission (the “SEC”) and may include, without limitation, acceptance or rejection of the tendered resignation or adoption of measures designed to address the issues underlying the Majority Withheld Vote. The foregoing description is qualified in its entirety by reference to our Corporate Governance Principles, which can be found under the Investor Relations and Corporate Governance links on our website at www.drhorton.com.

According to our Bylaws, any stockholder may make nominations for the election of directors if notice of such nominations is delivered to, or mailed and received at, the principal executive office of D.R. Horton not less than thirty days prior to the date of the originally scheduled meeting. However, if less than forty days’ notice or prior public disclosure of the date of the originally scheduled meeting is given by D.R. Horton, notice of such nomination must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the originally scheduled meeting was mailed or the day on which such public disclosure was made. If nominations are not so made, only the nominations of the Board of Directors may be voted upon at the 2008 Annual Meeting.

The Board Of Directors Recommends Voting “FOR” Each Of The Following Director Nominees.

Nominees for Director

The following is a summary of certain information regarding the nominees for election as directors.

		Director
Name	Age	Since	Principal Occupation and Business Experience

Donald R. Horton	57	1991	Mr. Horton has been Chairman of the Board of D.R. Horton since it was formed in July 1991, and he was President from July 1991 until November 1998. He has been involved in the real estate and homebuilding industries since 1972, and he was the founder, sole or principal stockholder, director and president of each of D.R. Horton’s predecessor companies since their respective organization, which date from 1978 to 1990.
Bradley S. Anderson	46	1998	Mr. Anderson is a Senior Vice President of CB Richard Ellis, Inc., an international real estate brokerage company, and he has held various positions in Phoenix, Arizona with its predecessor, CB Commercial Real Estate Group, Inc., since January 1987. He served as Interim Chairman of the Board of Continental Homes Holding Corp. from October 1997 through April 1998, when it merged into D.R. Horton, and he became a director of D.R. Horton at that time. Mr. Anderson has been a member of both the Audit and Compensation Committees since 1998 and he has also been a member of the Nominating and Governance Committee since November 2003.
Michael R. Buchanan	60	2003	Mr. Buchanan has significant commercial banking experience with several banking institutions serving the real estate and homebuilding sectors. He retired from commercial banking in March 2002. From March 2002 to March 2003, Mr. Buchanan was engaged as a senior advisor to Banc of America Securities. From 1998 to March 2002, Mr. Buchanan was a Managing Director of Bank of America, an executive officer position in which he was head of its national real estate banking group. From 1990 to 1998, Mr. Buchanan was an Executive Vice President of NationsBank, which later merged with Bank of America. Mr. Buchanan is also a member of the board of directors and the asset committee of Piedmont Office Realty Trust, Inc. (formerly Wells Real Estate Investment Trust), a publicly held, non-traded real estate investment trust. Mr. Buchanan was appointed to the Audit Committee in July 2003 and the Compensation Committee in January 2004 and he has also been a member of the Nominating and Governance Committee since November 2003.
Richard I. Galland	91	1992	Mr. Galland is an attorney. He was formerly the Chief Executive Officer and Chairman of the Board of Fina, Inc. and Of Counsel to the law firm of Jones, Day, Reavis & Pogue. Mr. Galland formerly served on the boards of directors, and as a member of the audit and compensation committees, of First RepublicBank Corporation, Texas Industries, Inc. and Associated Materials, Inc., each an NYSE listed company. He has been a director of D.R. Horton and a member of both the Audit and Compensation Committees since 1992, and he has also been a member of the Nominating and Governance Committee since November 2003.

		Director
Name	Age	Since	Principal Occupation and Business Experience

Michael W. Hewatt	58	2005	Mr. Hewatt is a certified public accountant and owner of Hewatt & Associates, CPAs, an auditing and tax services firm. He has worked for Hewatt & Associates or its predecessor firms since 1980. From 1971 to 1979, Mr. Hewatt worked in the tax and audit areas at Coopers & Lybrand (currently PricewaterhouseCoopers LLP) and was an audit manager for five years during this period. Mr. Hewatt is a member of the American Institute of Certified Public Accountants (“AICPA”), the AICPA’s peer review program, former member of the board of directors of the Texas Society of Certified Public Accountants and former President of the Texas Society of Certified Public Accountants — Fort Worth Chapter. Mr. Hewatt has been a director of D.R. Horton since 2005 and has been a member of the Audit, Compensation and Nominating and Governance Committees since that time.
Bob G. Scott	69	2007	Mr. Scott is currently retired from his most recent position as Chief Financial Officer and Chief Operating Officer of Summit Bancshares, Inc., a NASDAQ listed company. He was with Summit Bancshares from 1994 to 2006. Mr. Scott was an insurance consultant for Alexander & Alexander from 1992 to 1994. From 1972 to 1992, he was the controller and treasurer of Texas American Bancshares / Texas American Bank, an NYSE listed company. Mr. Scott was an auditor at Ernst & Ernst (currently Ernst & Young LLP) from 1969 to 1972. Mr. Scott previously was a Captain in the U.S. Air Force. Mr. Scott became a director of D.R. Horton in 2007 and is a member of the Audit, Compensation and Nominating and Governance Committees.
Donald J. Tomnitz	59	1995	Mr. Tomnitz is Vice Chairman, President and Chief Executive Officer of D.R. Horton. He was a Vice President in charge of various divisions of D.R. Horton from 1983 until he was elected Vice President — Western Region of D.R. Horton in August 1994. From July 1996 until November 1998, Mr. Tomnitz was President of D.R. Horton’s Homebuilding Division; in January 1998 he was elected an Executive Vice President of D.R. Horton; in November 1998 he was elected Vice Chairman and Chief Executive Officer of D.R. Horton; and in March 2000, he became President as well. Mr. Tomnitz previously was a Captain in the U.S. Army, a Vice President of RepublicBank Dallas, N.A., and a Vice President of Crow Development Company, a Trammell Crow company.
Bill W. Wheat	41	2003	Mr. Wheat is an Executive Vice President and the Chief Financial Officer of D.R. Horton, positions he has held since October 2003. Mr. Wheat was a Senior Vice President and Controller from 2000 until 2003. From 1998 until 2000, Mr. Wheat was an Accounting Manager with the Company. From 1991 to 1998, Mr. Wheat held financial planning and assistant controller positions with The Bombay Company. Prior to 1991, Mr. Wheat was an auditor with Price Waterhouse LLP (currently PricewaterhouseCoopers LLP).

Other Executive Officers

Samuel R. Fuller, age 64, is a Senior Executive Vice President of the Company. Mr. Fuller has been employed by D.R. Horton since 1992. In 1995, he was promoted to Controller. In 2000, Mr. Fuller was promoted to Executive Vice President and Chief Financial Officer, and in 2000 he was also appointed a director. In October 2003, Mr. Fuller was promoted to Senior Executive Vice President. He retired from the Board of Directors in November 2003.

Stacey H. Dwyer, age 41, is an Executive Vice President and Treasurer of D.R. Horton and is in charge of investor relations for D.R. Horton. She has been an employee of D.R. Horton since 1991. She was promoted from Assistant Secretary to Assistant Vice President in 1998 and from Assistant Vice President to Executive Vice President in 2000. She also became Treasurer in October 2003. Prior to 1991, Ms. Dwyer was an auditor for Ernst & Young LLP.

CORPORATE GOVERNANCE

Corporate Governance Standards

Our Board of Directors has adopted a number of standards to comply with requirements of the Sarbanes-Oxley Act of 2002, and the final rules of the NYSE and SEC relating to Sarbanes-Oxley and other corporate governance matters. Our Board has adopted the D.R. Horton Corporate Governance Principles, which contain a number of corporate governance initiatives designed to comply with the NYSE listing standards (the “NYSE Rules”) and the rules and regulations of the SEC (the “SEC Rules”) relating to corporate governance. The significant corporate governance initiatives adopted by the Board of Directors are discussed below. The Corporate Governance Principles can be found under the Investor Relations and Corporate Governance links on our website at www.drhorton.com.

Director Independence

Our Board of Directors is comprised of a majority of independent directors in accordance with the NYSE Rules. Our Board made the independence determination of its members based on the “Independence Standards” discussed below.

Our Board has adopted a set of “Independence Standards,” consistent with the NYSE Rules, to aid it in determining whether a member of the Board is independent under the NYSE Rules. In accordance with these Independence Standards, a director must not have a direct or indirect material relationship with the Company or its management, other than as a director. The Independence Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company, its management or its independent auditor.

The Independence Standards are contained in the Corporate Governance Principles set forth on our website under the Investor Relations and Corporate Governance links. These include the following:

•	A director who is an employee or whose immediate family member is an executive officer of D.R. Horton is not independent until three years after the end of such employment relationship.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from D.R. Horton, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in compensation. Compensation received by an immediate family member for service as a non-executive employee or non-member of senior management of D.R. Horton will not be considered in determining independence under this test.

•	A director is not independent if (i) the director or an immediate family member is a current partner of D.R. Horton’s internal or external auditor, (ii) the director is a current employee of such a firm, (iii) the director’s immediate family member is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on D.R. Horton’s audit within that time.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of D.R. Horton’s present executives serves on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, D.R. Horton for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or

2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

•	If a director serves as an executive officer, director or trustee of a charitable or educational organization, and D.R. Horton’s contributions to the organization are less than $500,000, then the relationship will not be considered to be a material relationship that would impair a director’s independence.

For purposes of these Independence Standards, an “immediate family member” includes a director’s spouse, parents, children, siblings, mothers and fathers-in-laws, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

Audit Committee Independence, Financial Literacy and Audit Committee Financial Expert

In addition to being independent based on the Independence Standards, the NYSE Rules and related SEC Rules require that each member of an audit committee satisfy additional independence and financial literacy requirements, and at least one of these members must satisfy the additional requirement of having accounting or related financial management expertise. This additional requirement can be satisfied by the Board determining that at least one Audit Committee member is an “audit committee financial expert” within the meaning of the SEC Rules. Accordingly, the Corporate Governance Principles contain a set of standards that relate to audit committee independence, financial literacy and audit committee accounting and financial management expertise. Generally, the additional independence standard provides that (i) a member of the Audit Committee, or his or her immediate family members, are prohibited from receiving any direct or indirect compensation or fee from the Company or its affiliates, and (ii) he or she may not be an affiliated person of the Company or any of its subsidiaries. Generally, the financial literacy standard provides that the Board, in its business judgment, shall determine if each member is financially literate, taking into account factors such as the member’s education, experience and ability to read and understand financial statements of public companies. Also, audit committee financial experts must have five additional attributes, which are (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities, (iv) an understanding of internal control over financial reporting and (v) an understanding of audit committee functions. All together, attributes (i) through (v) are referred to as the “Financial Expert Attributes.” The audit committee financial expert standards are set forth in the Corporate Governance Principles.

Board Determinations

Based on the independence, financial literacy and financial expert standards discussed above, the Board has determined that Bradley S. Anderson, Michael R. Buchanan, Richard I. Galland, Michael W. Hewatt and Bob G. Scott are (i) independent, for purposes of serving as independent members of the Board of Directors, the Compensation Committee and the Nominating and Governance Committees, (ii) independent, for purposes of serving as independent members on the Audit Committee, and (iii) financially literate, for purposes of serving on the Audit Committee. The Board has also determined, as set forth below, that Mr. Hewatt, Mr. Galland and Mr. Buchanan each have the Financial Expert Attributes described above. No affirmative decision has been made by the Board at this time regarding Mr. Scott’s Financial Expert Attributes as the Audit Committee currently has three independent members with such attributes. The Board will defer making such a decision until the future and as needed.

Mr. Hewatt.  Mr. Hewatt acquired the Financial Expert Attributes primarily through his more than 30 years of experience working as a certified public accountant for Coopers & Lybrand LLP and Hewatt & Associates, CPAs and its predecessor firms. Mr. Hewatt’s experience as an auditor provided him active experience in conducting audits and reviewing financial statements. This active accounting experience further developed Mr. Hewatt’s understanding of generally accepted accounting principles and financial statements and his ability to assess the application of such principles in connection with accounting for estimates, accruals and reserves. Mr. Hewatt’s active status as a certified public accountant requires him to stay current on pronouncements and advisory notices issued by accounting, auditing and tax regulatory boards and organizations.

During his career as a certified public accountant, Mr. Hewatt has served on various management teams directly responsible for designing and conducting testing procedures on financial statements for compliance with applicable controls and procedures, such as estimates, accruals and reserves, and evaluating related internal control structures. These types of compliance reviews were documented and evaluated and used in forming audit procedures. In connection with certain audits and compliance testing, Mr. Hewatt prepared and issued reports to boards of directors, whereby he gained understanding into the functioning of boards of directors and related committees. Mr. Hewatt has additional experience in providing management advisory services and providing tax advisory and tax preparation services, which has provided Mr. Hewatt with a strong background in the Internal Revenue Code and dealing with the Internal Revenue Service. Mr. Hewatt has worked with clients which include public and private companies, governmental organizations and non-profit organizations.

Mr. Galland.  Mr. Galland acquired the Financial Expert Attributes primarily through years of experience as president and chief executive officer of several companies where he actively supervised principal accounting officers and actively oversaw the preparation and evaluation of financial statements. Throughout Mr. Galland’s career, he has actively participated in numerous mergers and acquisitions where he was involved in evaluating balance sheets and analyzing appropriate estimates, accruals and reserves to record on the financial records of the acquiring company. Mr. Galland also has had extensive experience as a board member of two other public companies, where he also served as chair of their audit committees.

Mr. Buchanan.  Mr. Buchanan acquired the Financial Expert Attributes primarily through his experience as a commercial banker in the real estate and homebuilding sectors, including serving as head of Bank of America’s national real estate group. Mr. Buchanan’s responsibilities as a banker required him to analyze and evaluate financial statements in order to make credit and lending decisions. In this regard, he developed significant expertise in understanding the integrity of the financial information used to prepare financial statements and how such information should be used to analyze and evaluate a company’s financial condition and its ability to meet the company’s debt obligations. As head of the national real estate group at Bank of America, Mr. Buchanan also actively supervised others in conducting financial statement and financial condition analysis and evaluation.

As provided by the safe harbor contained in the SEC Rules, our audit committee financial experts will not be deemed “experts” for any purpose as a result of being so designated, such designation does not impose on such persons any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such persons as members of the Audit Committee or the Board of Directors in the absence of such designation, and such designation does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

The Board also determined that Donald R. Horton, Donald J. Tomnitz and Bill W. Wheat are not independent members of the Board, because they currently are executive officers of, and employed by, the Company.

Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers

In accordance with SEC Rules, the Audit Committee and the Board have adopted the Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers. The Board believes that these individuals must set an exemplary standard of conduct for D.R. Horton, particularly in the areas of accounting, internal accounting control, auditing and finance. The ethics code sets forth ethical standards the designated officers must adhere to and other aspects of accounting, auditing and financial compliance. The full text of the Code of Ethical Conduct for CEO, CFO and Senior Financial Officers has been posted to the Company’s website, and can be found under the Investor Relations and Corporate Governance links. Information relating to any amendment to or waiver of a provision of the Code of Ethical Conduct for CEO, CFO and Senior Financial Officers will be disclosed on the website within four business days of such amendment or waiver.

Corporate Code of Business Conduct and Ethics

The Board of Directors has adopted a Corporate Code of Business Conduct and Ethics for employees and directors of D.R. Horton in accordance with the NYSE Rules. The Board adopted the Corporate Code of Business Conduct and Ethics to provide guidance to the Board and management in areas of ethical business conduct and risk and provide guidance to employees and directors by helping them to recognize and deal with ethical issues including, but not limited to, (i) conflicts of interest, (ii) corporate opportunities, (iii) confidentiality, (iv) fair dealing, (v) protection of corporate assets, (vi) compliance with rules and regulations, including insider trading of securities, and (vii) confidential reporting of unethical behavior and hotline telephone numbers. The Corporate Code of Business Conduct and Ethics can be found on our website under the Investor Relations and Corporate Governance links.

Qualifications for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying nominees for director, including considering potential director candidates who come to the committee’s attention through current officers, directors, professional search firms, stockholders or other persons. Once a potential nominee has been identified, the Nominating and Governance Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board of Directors. This assessment includes an evaluation of the nominee’s judgment and skills, such as his or her depth of understanding of the Company’s industry, financial sophistication, leadership and objectivity, all in the context of the perceived needs of the Board of Directors at that point in time.

In addition to the foregoing, the Company’s Corporate Governance Principles provide that each member of the Board of Directors should have the following minimum characteristics:

•	the highest personal and professional ethical standards, integrity and values;

•	a commitment to representing the long-term interests of the stockholders;

•	practical wisdom and mature judgment;

•	be objective and inquisitive; and

•	be prepared to offer his or her resignation in the event of any significant change in personal circumstances that could affect the discharge of his or her responsibilities as a director, including a change in his or her principal job responsibilities.

Ordinarily, directors who serve as chief executive officers or in equivalent positions for other companies should not serve on more than one other board of a public company in addition to the D.R. Horton Board, and other directors should not serve on more than two other boards of public companies in addition to the D.R. Horton Board. Because of the value the Board places on having directors who are knowledgeable about the Company and its operations, neither the Board nor the Nominating and Governance Committee believes that arbitrary term limits on directors’ service are appropriate.

Retirement Age Policy

On January 25, 2007, our Board adopted a retirement policy for directors. Under the policy, directors may not stand for reelection after they have reached the age of 75. Each director serving on the Board on January 25, 2007 is exempt from this policy.

Majority Voting Policy

Our directors are elected under a plurality standard, meaning the eight nominees who receive the greatest amount of votes are elected as directors, regardless of whether a majority of votes are received by any individual director. However, under our Corporate Governance Guidelines, any nominee for director who, in an uncontested election, receives a greater number of votes “withheld” from his or her election than votes “for” his or her election at the annual meeting must promptly tender his or her resignation. The Nominating and Governance Committee will consider the resignation and recommend to the Board whether to accept the tendered resignation. The Board will act upon the Nominating and Governance Committee’s recommendation within a reasonable period of time. The action taken by the Board will be publicly disclosed in a report filed with the Securities and Exchange Commission.

Procedures for Nominating or Recommending for Nomination Candidates for Director

Any stockholder may submit a nomination for director by following the procedures outlined in our Bylaws and described under Proposal One “Election of Directors” in this Proxy Statement. In addition, the Nominating and Governance Committee has adopted a policy permitting stockholders to recommend candidates for director for consideration by the committee, which will consider such candidates on the same basis as candidates identified through other means. Stockholders wishing to recommend candidates for election at the 2008 Annual Meeting must give notice to the Nominating and Governance Committee no more than 150 days and no less than 120 days prior to the anniversary date of this Proxy Statement. All director candidates shall, at a minimum, possess the qualifications for director discussed above. Each notice must set forth (1) the name and mailing address of such stockholder, (2) the number of shares beneficially owned by such stockholder, (3) the name, age, business address and residence address of each candidate, (4) the number of shares of Common Stock, if any, beneficially owned by each candidate, and (5) all other information relating to such person that is required to be disclosed in the solicitations for proxies for election of directors under the SEC Rules and NYSE Rules. The Nominating and Governance Committee may request additional information to assist in the evaluation of the candidacy of such person.

Complaint Procedures For Accounting, Internal Control, Auditing and Financial Matters

In accordance with SEC Rules, the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal control, auditing or financial matters (collectively, “Accounting Matters”) and (ii) the confidential, anonymous submission by employees of concerns regarding questionable Accounting Matters. The Audit Committee oversees treatment of complaints and concerns in this area. The full text of the Complaint Procedures For Accounting, Internal Control, Auditing and Financial Matters has been posted to the Company’s website, and can be found under the Investor Relations and Corporate Governance links.

Executive Sessions of the Board of Directors

In accordance with the NYSE Rules, the Board of Directors has held and will continue to hold regularly scheduled executive sessions of the non-management directors, all of whom are independent. Mr. Michael R. Buchanan, Chairperson of the Nominating and Governance Committee, presides at these independent sessions.

Communications with the Board of Directors

You can communicate with any member of our Board of Directors by sending the communication to the Chairperson of the Nominating and Governance Committee, who also serves as the Presiding Director. Currently, Mr. Buchanan serves as chairperson of the Nominating and Governance Committee. Send communications to: Presiding Director c/o Chief Legal Officer, D.R. Horton, Inc., 301 Commerce Street, Suite 500, Fort Worth, Texas 76102. Our Chief Legal Officer will review the communications and determine if such communications come within the purview of a Board committee or Board member(s). After such determination, these communications will be promptly forwarded to such Board member(s) or the Presiding Director as applicable. The Presiding Director reports these communications to the Board on a quarterly basis. Further information may be obtained on our website at www.drhorton.com under the Investor Relations and Corporate Governance links.

Meetings and Committees of the Board

Board Meetings

During the 2007 fiscal year, the Board of Directors of D.R. Horton held six meetings and acted once by written consent. Each director, other than Bob G. Scott (who was appointed following the 2007 fiscal year), attended at least 83% of the Board meetings and at least 88% of the committee meetings for each committee on which he served during the 2007 fiscal year. Executive sessions of our non-management directors, all of whom are independent, are regularly held. The sessions are scheduled and chaired by the Chairperson of the Nominating and Governance Committee, who also acts as our Presiding Director. Directors are encouraged to attend annual meetings of our stockholders. The 2007 annual meeting was attended by all of our current directors on the Board at that time.

Committees of the Board

The Board of Directors has four committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Board of Directors has adopted governing Charters for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of the Charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee is posted on the Company’s website, and can be found under the Investor Relations and Corporate Governance links.

Executive Committee

The Executive Committee, while the Board is not in session, possesses all of the powers and may carry out all of the duties of the Board of Directors in the management of the business of D.R. Horton, which by state or federal law or the NYSE Rules may be delegated to it by the Board of Directors. The Executive Committee acted 55 times by written consent during the 2007 fiscal year, of which 50 of these consents related to matters that were routine to the operations of the Company, and five of these consents related to matters that were delegated to the Executive Committee by the Board. During our 2007 fiscal year and currently, the Executive Committee was and is composed of Messrs. Horton, Tomnitz and Wheat.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Mr. Michael R. Buchanan, Mr. Bradley S. Anderson, Mr. Richard I. Galland, Mr. Michael W. Hewatt and Mr. Bob G. Scott, with Mr. Buchanan serving as Chairperson. Each committee member has been determined by the Board to be independent in accordance with the NYSE Rules. During the 2007 fiscal year, the Nominating and Governance Committee met three times and took no action by written consent, and each member, other than Mr. Scott (who was appointed following the 2007 fiscal year), attended in person or by telephone conference all of the meetings.

The Nominating and Governance Committee Charter has been posted to the Company’s website under the Investor Relations and Corporate Governance links. The Nominating and Governance Committee’s primary purpose is to provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders by:

•	Identifying individuals qualified to become directors consistent with criteria approved by the Board, and recommending to the Board for selection the qualified candidates for directorships to be filled by the Board or by the stockholders;

•	Developing and recommending to the Board a set of corporate governance principles applicable to the Company; and

•	Overseeing the evaluation of the Board and management.

Compensation Committee

The members of the Compensation Committee are Mr. Bradley S. Anderson, Mr. Michael R. Buchanan, Mr. Richard I. Galland, Mr. Michael W. Hewatt and Mr. Bob G. Scott, with Mr. Anderson serving as

Chairperson. Each committee member has been determined by the Board to be independent. During the 2007 fiscal year, the Compensation Committee met two times and acted by written consent four times, and each member, other than Mr. Scott (who was appointed following the 2007 fiscal year), attended in person or by telephone conference all of the meetings.

The Compensation Committee Charter has been posted to the Company’s website under the Investor Relations and the Corporate Governance links. The Charter provides that the Compensation Committee shall assist the Board of Directors in discharging its responsibility to the stockholders with respect to the Company’s compensation programs and compensation of the Company’s executive officers.

The Compensation Committee Charter also sets forth the responsibilities and duties of the committee regarding reviewing the compensation for the Chief Executive Officer and other executive officers, monitoring incentive and equity-based compensation plans, preparing an annual report on executive compensation and reporting to the Board of Directors.

Audit Committee

The members of the Audit Committee of the Board of Directors are Mr. Michael W. Hewatt, Mr. Bradley S. Anderson, Mr. Michael R. Buchanan, Mr. Richard I. Galland and Mr. Bob G. Scott, with Mr. Hewatt serving as Chairperson. The Audit Committee met nine times during 2007 fiscal year and took no action by written consent, and each member, other than Mr. Scott (who was appointed following the 2007 fiscal year), attended in person or by telephone conference 88% or more of the meetings.

As discussed under the caption “Corporate Governance Standards” on pages 9 and 10 of this Proxy Statement, each member of the Audit Committee has been determined by the Board to be “independent” and “financially literate” in accordance with NYSE Rules, the SEC Rules, and the corporate governance and independent standards adopted by the Board. Also, Messrs. Galland, Buchanan and Hewatt each have been determined by the Board to be an “audit committee financial expert” under such rules, regulations and standards as are set forth in the Company’s Corporate Governance Principles posted on our website under the Investor Relations and Corporate Governance links. The Board’s determinations are set forth on pages 10 and 11 of this Proxy Statement.

The Audit Committee operates pursuant to an Audit Committee Charter, which was approved and adopted by the Board of Directors. A copy of the adopted Audit Committee Charter is posted to the Company’s website under the Investor Relations and Corporate Governance links. The duties and responsibilities of the Audit Committee are set forth in its Charter. The Audit Committee’s primary purposes are to:

•	assist the Board in fulfilling its oversight responsibilities relating to the:

•	integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	independent auditor’s qualifications and independence; and

•	performance of the Company’s internal audit function and independent auditor; and

•	prepare an Audit Committee report to be included in the Company’s annual proxy statement.

Further discussion regarding the Audit Committee’s processes and procedures regarding D.R. Horton’s audited consolidated financial statements for the year ended September 30, 2007, and other matters are discussed in the Audit Committee Report set forth on page 41 of this Proxy Statement.

Compensation of Directors

Director Compensation for Fiscal Year 2007

	Fees Earned or	Stock	Option	All Other
Name(1)	Paid in Cash(2)	Awards	Awards(3)	Compensation	Total

Bradley S. Anderson	$57,500	—	$52,140	—	$109,640
Michael R. Buchanan	$57,500	—	$62,860	—	$120,360
Richard I. Galland	$56,250	—	$52,140	—	$108,390
Michael W. Hewatt	$56,250	—	$66,540	—	$122,790

(1)	During the 2007 fiscal year, D.R. Horton paid director fees only to non-management directors. No director of D.R. Horton who receives compensation from D.R. Horton for services other than as a director received any additional compensation for serving as a director of D.R. Horton. Mr. Bob G. Scott was appointed to his position as director on November 16, 2007 and thus received no compensation for fiscal year 2007.

(2)	Each non-management director receives $10,000 per Board meeting attended in person or by tele-conference, paid quarterly and not to exceed $40,000 per year. In addition, each non-management director who serves on a committee of the Board of Directors receives an annual fee of $5,000 per committee paid quarterly, and each non-management director who serves as the Chairperson of a Committee of the Board of Directors receives an annual fee of $2,500 per committee paid quarterly.

(3)	Our directors were not granted stock option awards in the 2007 fiscal year. The value of the option awards is the compensation expense related to the vesting of stock option awards granted in years prior to fiscal year 2007 which was calculated in accordance with SFAS 123(R) and recognized in the Company’s 2007 fiscal year financial statements. The compensation expense recognized in our 2007 fiscal year financial statements was based upon the grant date fair value, which was determined using a Black-Scholes option pricing model pursuant to SFAS 123(R). Further information regarding the valuation of stock options can be found under Note J in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended September 30, 2007. See also “Outstanding Equity Awards at Fiscal Year-End” on page 32 of this Proxy Statement. As of September 30, 2007, Messrs. Anderson, Buchanan, Galland and Hewatt held 24,000, 30,000, 30,000 and 20,000 outstanding options, respectively. On December 3, 2007, we awarded Mr. Scott, who was appointed to his position as director following the end of our 2007 fiscal year, 10,000 stock options with an exercise price of $12.34 which was the Company’s closing stock price on the date of grant. Such grant is consistent with our past policy of awarding new directors stock options awards.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Management

The following table shows the beneficial ownership of the Common Stock of D.R. Horton as of December 3, 2007 by (i) all D.R. Horton directors, (ii) all D.R. Horton executive officers, and (iii) all D.R. Horton directors and executive officers as a group. Unless stated otherwise, the shares are owned directly and the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table.

	Amount and
	Nature of Common Stock Beneficially Owned(1)
	Number of Shares		Percent of
Name of Beneficial Owner	Beneficially Owned		Class(2)

Donald R. Horton†	27,128,645	(3)	8.60%
Bradley S. Anderson	26,948		*
Michael R. Buchanan	18,000		*
Stacey H. Dwyer†	202,372		*
Samuel R. Fuller†	104,630	(4)	*
Richard I. Galland	35,451		*
Michael W. Hewatt	6,000		*
Bob G. Scott	0		*
Gordon D. Jones†	263,141		*
George W. Seagraves†	156,504		*
Donald J. Tomnitz†	1,604,440	(5)	*
Bill W. Wheat†	104,108	(6)	*
All directors and executive officers as a group (12 persons)	29,650,239		9.36%

*	Less than 1%

†	A named executive officer.

(1)	Beneficial ownership includes the following shares which the executive officers and directors could acquire by exercising stock options on, or within 60 days after, December 3, 2007: Mr. Horton — 309,999, Mr. Anderson — 16,000, Mr. Buchanan — 18,000, Ms. Dwyer — 139,288, Mr. Fuller — 70,981, Mr. Galland — 22,000, Mr. Hewatt — 6,000, Mr. Jones — 215,514, Mr. Seagraves — 131,504, Mr. Tomnitz — 692,840 and Mr. Wheat — 99,644. These options represent an aggregate of 1,721,770 shares.

(2)	The percentages are calculated based on 314,956,291 issued and outstanding shares on December 3, 2007. For each person, separately, his or her percentage was calculated by including his or her options set forth in footnote (1) in both the numerator and denominator, and for the group, the percentage was calculated by including the 1,721,770 options set forth in footnote (1) in both the numerator and denominator.

(3)	These shares do not include (i) 2,048,341 shares directly owned by Donald Ryan Horton, an adult son of Mr. Horton, and 2,048,338 shares directly owned by Douglas Reagan Horton, another adult son of Mr. Horton, (ii) 2,359,590 shares held by the Douglas Reagan Horton Trust, (iii) 2,359,589 shares held by the Donald Ryan Horton Trust, (iv) 1,368,005 shares held by the Martha Elizabeth Horton Trust, and (v) 1,499,984 shares held by the Donald Ray Horton Trust. Mr. Horton disclaims any beneficial interest in these shares. These trusts were established by Mr. Horton and his wife for the benefit of their descendants. Terrill J. Horton serves as the sole trustee of these trusts. Terrill J. Horton is a retired director of the Company and the brother of Donald R. Horton. Donald R. Horton’s address is D.R. Horton, Inc., D.R. Horton Tower, 301 Commerce Street, Suite 500, Fort Worth, Texas 76102.

(4)	These shares do not include 4,000 shares owned by an IRA for the benefit of Mr. Fuller’s spouse. Mr. Fuller disclaims any beneficial interest in these shares.

(5)	These shares do not include 20,568 shares owned by an IRA for the benefit of Mr. Tomnitz’s spouse. Mr. Tomnitz disclaims any beneficial interest in these shares.

(6)	These shares do not include 116 shares owned by an IRA for the benefit of Mr. Wheat’s spouse and 332 shares held in trust for the benefit of Mr. Wheat’s child. Mr. Wheat disclaims any beneficial interest in these shares.

Certain Other Beneficial Owners

Based on filings under the Securities Exchange Act of 1934, as amended, available as of December 3, 2007, the only other known beneficial owner of more than 5% of D.R. Horton Common Stock outstanding was the following:

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent

FMR Corp(1)	47,037,419	15.00%
82 Devonshire Street Boston, Massachusetts 02109

(1)	Based solely upon information contained in the most recently filed Schedule 13G/A of FMR Corp., filed with the SEC on February 14, 2007, reflecting beneficial ownership as of December 31, 2006. According to this Schedule 13G/A, FMR Corp. had sole voting power for 5,434,890 of these shares, no shared voting power, sole dispositive power for all 47,037,419 of these shares and no shared dispositive power. Additionally, according to the filing, Edward C. Johnson III, the chairman of FMR Corp., may be deemed to control the shares held by FMR Corp.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our equity compensation plans as of September 30, 2007:

(c)
Number of Securities
	(a)		Remaining Available for
	Number of Shares	(b)	Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation
	Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column(a))

Equity compensation plans approved by stockholders	11,838,031	$16.07	33,412,455	(1)
Equity compensation plans not approved by stockholders	—	n/a	—
Total	11,838,031	$16.07	33,412,455	(1)

(1)	Includes 4,241,231 shares reserved for issuance under the Company’s Employee Stock Purchase Plan. Under this Employee Stock Purchase Plan, employees of the Company purchased 158,444 shares of common stock in fiscal year 2006 and 156,543 shares of common stock in fiscal year 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our Compensation Committee has undertaken to design a fair and competitive compensation philosophy and program for executive officers that will attract, motivate and retain highly qualified and experienced executives, reward superior performance and provide incentives that are based on performance of the Company. Our executive compensation program consists of several components, including base salary, cash bonuses, equity awards and deferred compensation plans and retirement benefits. This compensation discussion and analysis discussion provides more information regarding:

•	our compensation objectives;

•	the relationship between the components of our compensation program and our objectives;

•	factors considered by the Compensation Committee in establishing compensation levels for our named executive officers, who, for our 2007 fiscal year, and for our 2008 fiscal year are expected to, include:

•	Donald R. Horton, Chairman of the Board;

•	Donald J. Tomnitz, Vice Chairman, President and Chief Executive Officer (Principal Executive Officer);

•	Bill W. Wheat, Executive Vice President and Chief Financial Officer (Principal Financial Officer);

•	Stacey H. Dwyer, Executive Vice President and Treasurer; and

•	Samuel R. Fuller, Senior Executive Vice President.

Gordon D. Jones and George W. Seagraves were also named executive officers for our 2007 fiscal year because each one was an Executive Vice President for less than one month at the beginning of our 2007 fiscal year. This Compensation Discussion and Analysis section also provides information regarding Mr. Jones and Mr. Seagraves for the 2007 fiscal year. Mr. Jones and Mr. Seagraves are not expected to be named executive officers for our 2008 fiscal year. Mr. Jones is currently a Vice President of the Company and Region President of the Company’s Southwest Region. Mr. Seagraves is currently a Vice President of the Company and Region President of the Company’s Midwest Region, including Division President of the Company’s Denver and Minnesota divisions.

Executive Compensation Objectives

Our primary compensation objectives are to:

•	attract, motivate and retain highly qualified and experienced executives;

•	award compensation that motivates and recognizes valuable, short and long-term individual and company performance;

•	provide a compensation program that provides flexibility to ensure that awards are competitive within our peer group; and

•	implement a compensation plan that aligns the executive’s interests with those of our stockholders.

As a leading national homebuilding company delivering more new homes in the United States than any other homebuilder for six consecutive years, we have the privilege of employing key executives who have proven they can deliver results. Attracting, motivating and retaining experienced homebuilding executives are important objectives of our compensation program. Because of our market leading position, we find that our executives and other key officers may encounter other professional opportunities due to the extensive national industry experience gained during their employment with us. In order to attract, motivate and retain experienced and talented executives, we believe we must provide salaries and total compensation packages that are attractive and competitive in the homebuilding industry. We believe the executive’s interests are aligned with our stockholders’ interests by motivating and retaining our key officers so that they can use their national homebuilding expertise with us rather than with one of our competitors. Many of our key executives and officers have experience in both up and down cycles in the homebuilding industry. The Compensation

Committee considers this type of industry experience to be very valuable in the current volatile and challenging homebuilding market. We believe that to maintain our position as a leader in the homebuilding industry, the Company must provide executive compensation programs that continually motivate and seek to retain our experienced and talented executives.

We also believe it is important to have a significant portion of an executive’s overall compensation tied to his or her day-to-day value to the Company. When reviewing an executive’s value to the Company, we review factors such as the number of years with the Company, significance of job function, ability to analyze and make decisions on significant business and financial objectives, and the ability to work as an important member of senior management and serve as a leader for other employees. We believe that by placing importance on these performance measures, we are aligning individual and corporate performance with the compensation that is ultimately paid for this performance. Due to the number of years of dedicated service our executives have with us, the Board of Directors and Compensation Committee have chosen not to pursue written employment agreements with our executives. Rather than using fixed employment agreements, we believe our balanced cash and equity compensation program provides us with an effective tool in retaining and motivating our executives.

Process for Determining Compensation

Authority and Role of Compensation Committee

Our Compensation Committee evaluates and approves the performance and compensation for our Chairman and our Chief Executive Officer, and other named executive officers who are covered under Section 162(m). The Compensation Committee also makes compensation recommendations to the Board with respect to the other named executive officers. The Compensation Committee also administers our equity programs such as awards under our 2006 Stock Incentive Plan.

The members of the Compensation Committee of the Board of Directors are Mr. Bradley S. Anderson, Mr. Michael R. Buchanan, Mr. Richard I. Galland, Mr. Michael W. Hewatt and Mr. Bob G. Scott, with Mr. Anderson serving as Chairperson. Each committee member has been determined to be independent under the NYSE listing standards, an “outside director” under Section 162(m) of the Internal Revenue Code, and a “non-employee director” under Rule 16b-3 under the Securities Exchange Act. The Compensation Committee is responsible for approving all cash and equity compensation paid or awarded to Mr. Horton, Mr. Tomnitz and other executive officers who are awarded compensation under our Amended and Restated 2000 Incentive Bonus Plan or our 2006 Stock Incentive Plan, if such compensation is expected to be subject to the Section 162(m) deduction limitation. At the beginning of the 2007 fiscal year, only Messrs. Horton and Tomnitz were awarded compensation under the Amended and Restated 2000 Incentive Bonus Plan. Accordingly, the Compensation Committee recommended to the Board, for its approval, all compensation paid or awarded to the other named executive officers. The duties of the Compensation Committee are summarized under “Corporate Governance — Meetings and Committees of the Board” on page 14 and are more fully set forth in the Compensation Committee Charter, which is available on our website at www.drhorton.com under the Investor Relations and Corporate Governance links.

Role of Chairman and Chief Executive Officer

Our Chairman and our Chief Executive Officer review and discuss the compensation of our other executive officers and make compensation recommendations to the Compensation Committee regarding these executive officers. At the request of the Compensation Committee, our Chairman provides a recommendation concerning the annual base salary and incentive bonus program for our Chief Executive Officer, but not for himself, as Chairman. For other executive officers, our Chairman and our Chief Executive Officer review and discuss the annual base salary and cash bonus compensation for these other executive officers and make recommendations to the Compensation Committee. The Compensation Committee considers the recommendations and other information and then makes a recommendation to the Board for its consideration. Our Chairman and our Chief Executive Officer make recommendations to the Compensation Committee with regard to the compensation packages for new executive officers and adjustments in compensation for other executive officers.

Use of the Company’s Historical Data

When evaluating executive compensation decisions, the Compensation Committee evaluates and considers many of the Company’s short and long-term achievements that place us as a leader in the U.S. high-production homebuilding industry. Based on publicly available information at our 2007 fiscal year end, we believe these achievements include:

•	market capitalization consistently at or near the top of public homebuilders;

•	Fortune 500 company for eight consecutive years;

•	six consecutive years closing more homes in the U.S. than any other homebuilder;

•	first homebuilder to close more than 51,000 homes and 53,000 homes in the United States in consecutive years;

•	first homebuilder to achieve $1.5 billion and $1.2 billion in domestic earnings in consecutive years;

•	generation of operating cash flows of approximately $1.4 billion; and

•	reduction of approximately $1.7 billion in debt in 2007.

Review of Compensation

We review the compensation of our executive officers on a regular basis. In our 2007 fiscal year, the Compensation Committee met in November 2006 and August 2007 to review and discuss executive compensation. The Committee also met a total of five times in November and December 2007 to review and discuss 2007 and 2008 fiscal year executive compensation. The Compensation Committee Chairman and other members of the Compensation Committee also have discussions with management during the year and occasionally request that management prepare certain market summaries and survey data regarding executive compensation matters for the Committee’s review. The Compensation Committee believes it is appropriate to exercise its judgment when reviewing and setting the total mix of compensation related to short and long-term awards and cash and equity awards rather than relying on a set formula or percentage allocation. The Compensation Committee believes an important part of an executive’s value is the development of his or her industry expertise and the use of that expertise in helping us achieve our business plan. Accordingly, we exercise judgment in determining the mix of compensation we believe to be in line with our compensation objectives and that we believe to be appropriate for the executive under review.

Compliance with Internal Revenue Code Section 162(m).

When reviewing and setting compensation awards to our executives, we consider the tax deductibility of their compensation under “Section 162(m)” of the Internal Revenue Code. Section 162(m) generally does not allow a tax deduction to publicly-held companies for compensation over $1 million paid for any fiscal year to the company’s named executive officers. However, Section 162(m) exempts qualified performance-based compensation if certain requirements are met. Early in our 2004 fiscal year, the Compensation Committee adopted, and our stockholders approved, our 2000 Incentive Bonus Plan (referred to in this Proxy Statement as the “2000 Plan”), as amended and restated. Subsequently, in December 2007, the Compensation Committee amended and restated the 2000 Plan (referred to in this Proxy Statement as the “2000 Restated Plan”), to, among other items, change the maximum limit that may be awarded in a performance period. See Proposal 2 in this Proxy Statement for more information on the 2000 Restated Plan. We generally intend for awards to our executive officers under the 2000 Plan and the 2000 Restated Plan and the stock options under our equity plans to qualify for the performance-based compensation exemption under Section 162(m). However, we exercise judgment and may award compensation that does not qualify for tax deductibility under Section 162(m) in order to meet corporate objectives or to adapt to changing circumstances. Accordingly, the Board of Directors and the Compensation Committee may award non-deductible compensation to our officers as the Board and Committee deem appropriate.

Use of Compensation Survey Data

The Compensation Committee utilizes compensation data of our peer group of publicly-traded homebuilding companies to analyze compensation decisions in light of current market rates and practices, and to help ensure that our compensation decisions are reasonable in comparison to our peer group and the value of the executive to us; however, the Compensation Committee does not attempt to position compensation at any specified level within the peer group. The peer group compensation data is annually compiled by our management from publicly available information and provided to the Compensation Committee for its consideration. Our peer group consists of the following publicly-traded homebuilding companies:

Beazer Homes USA Centex Corporation Hovnanian Enterprises KB Home Lennar Corporation	M.D.C. Holdings Pulte Homes Ryland Group Standard Pacific Toll Brothers

Components of Compensation

Base Salary

Base salaries paid to our executive officers serve to provide a fixed or base level of compensation to our executives in relation to the factors listed below. When reviewing and setting an executive’s base salary, we consider these factors:

•	level of experience and responsibility;

•	ability to contribute to meeting annual operating objectives;

•	provide a level of pay to retain the executive’s services in light of market conditions;

•	average base salary of comparable executive in peer group; and

•	recommendations of our Chairman and our Chief Executive Officer, other than for themselves.

After taking into consideration the above factors, 2008 base salaries for our named executive officers will remain the same as their respective 2007 base salaries. In 2007, our Chairman, Chief Executive Officer and Chief Financial Officer had base salaries of $400,000, $300,000 and $200,000, respectively, which were below the average salaries of comparable positions in our peer group. Based on publicly available data as of the end of our 2007 fiscal year, the average base salaries for the chief executive officers and chief financial officers in our peer group were approximately $982,000 and $544,000, respectively. The base salaries of Messrs. Horton and Tomnitz have remained at these same levels since 2001. On October 1, 2004, Mr. Wheat’s base salary increased from $150,000 to $200,000 and has remained at the level since that date. Base salaries for our other named executive officers also did not change for 2008 from those salaries received in 2007. Traditionally, base salaries for our executives have been at a level below the average of our peer group which is consistent with the Company’s practice of focusing on maintaining strong corporate overhead containment. Our executives were awarded base salaries at different levels primarily based on their tenure with the Company and their level of responsibility on Company-wide operating and financial matters. These salaries are set forth in the Summary Compensation Table on page 30 of this Proxy Statement. When setting base salaries, we do not use a percentage or ratio that base salary should be in relation to total compensation, but we do believe that incentive compensation should continue to be a significant portion of total compensation. Each year, the Compensation Committee and Board of Directors review setting base salaries on an annual basis.

Annual Bonus Incentive — 2007 Fiscal Year

In furtherance of our compensation philosophy to award incentive bonuses based on short-term company and individual performance, in 2007, our Chairman and our Chief Executive Officer had the opportunity to earn annual cash incentive bonuses under the 2000 Plan. The incentive bonuses were based on a pre-determined percentage of consolidated quarterly pre-tax income, provided that for the first quarter the bonus was based on the consolidated pre-tax income for the month of December rather than on the quarter. For the first quarter, we use the month of December, rather than the entire first quarter, in order to give the Compensation Committee time in November of each year to review final results of operations prior to awarding final 2007 fiscal year compensation and prior to determining the compensation for the 2008 fiscal year, and to meet the Section 162(m) requirements for establishing performance goals prior to or within so many days from the beginning of a performance period. Each fiscal year, the Compensation Committee sets the performance metrics, performance periods and percentages to be awarded for the upcoming fiscal year. During the first quarter of our 2007 fiscal year, the Compensation Committee determined that the primary performance metric would be consolidated pre-tax income and that a performance period would be based on each of the Company’s 2007 fiscal quarters, provided that for the first quarter the bonus is based on the month of December rather than on the first quarter. Traditionally, the Compensation Committee has chosen quarterly performance periods in order to incentivize the executives to achieve quarterly performance results that are at or near the top of its industry. The Compensation Committee has traditionally selected pre-set percentages that, it believes, were below the percentages being paid at most of its peers and as a result, were in line with the Company maintaining its reasonable containment of corporate overhead expense. The Compensation Committee considered, among other factors, the factors listed below in determining whether to adjust downward the amount of the incentive bonus paid after the end of the fiscal year:

•	Our financial and operating performance in the 2007 fiscal year compared to the 2006 fiscal year and in relation to our short-term and long-term business plan;

•	A review of our pre-tax income before inventory and goodwill impairments compared to the pre-tax income before inventory and goodwill impairments of those in our peer group;

•	The level of operating cash flow generated in our 2007 fiscal year compared to operating cash flow in 2006;

•	An analysis of recent cash and equity compensation, in total and as a percentage of total pre-tax income, of senior executive officers in our peer group; and

•	Other actions and activities by each executive officer to contribute to stockholder value.

No quantitative relative weights were assigned to the above factors. The Compensation Committee did not take any action with respect to Messrs. Horton’s and Tomnitz’s bonus plans that would have increased or decreased the bonus payable to them beyond their respective bonus plans that were approved at the beginning of the 2007 fiscal year.

Based on the 2007 performance bonus plans for Messrs. Horton or Tomnitz and the level of pre-tax income achieved, $1,168,858 was paid in January 2007 based on 1.5% of the consolidated pre-tax income for the month of December, $417,229 was paid in April 2007 based on 0.5% of the second quarter consolidated pre-tax income, and no bonus was paid for either the third or fourth quarters (pre-set percentages were 0.5% for each quarter) because the Company did not have positive pre-tax income in either of those quarters. For our 2007 fiscal year, the total performance-based bonuses, under the 2000 Plan, paid to each of Messrs. Horton and Tomnitz was $1,586,087, an 86.9% (or $10,534,822) decrease over the $12,120,909 performance-based bonus paid in our 2006 fiscal year. At the beginning of our 2007 fiscal year, when we set the performance metrics related to consolidated pre-tax income, we believed that was the appropriate metric for 2007 based, in part, on a review of our peer group, market conditions in the homebuilding industry, and balancing those factors with motivating our executives in an uncertain market. The maximum payout percentage of pre-tax income under our 2000 Plan is two percent of consolidated pre-tax income with respect to a fiscal year, provided that the 2000 Plan sets forth that a performance period may be any other period during a fiscal year selected by the Committee as to which an award may be earned. In our 2007 fiscal year, performance periods were based on the month of December (in the first quarter) and each of the remaining three fiscal quarters. We believe the maximum percentage set in our 2000 Plan to be within the maximum ranges established by others in our peer group. No other bonuses or equity awards were made to these individuals in 2007.

Other Named Executive Officers — Corporate.  At the end of the applicable performance period, which may be a fiscal year, or any period within a fiscal year, the Compensation Committee, on recommendation of our Chairman and our Chief Executive Officer, makes a recommendation to our Board of Directors regarding discretionary bonuses for Ms. Dwyer, and Messrs. Wheat and Fuller. Factors considered by our Chairman and our Chief Executive Officer in making their bonus recommendations include evaluations of these officers’ respective individual performances in key areas in which they have direct responsibility, such as (i) the effectiveness and integrity of our financial reporting process, both at corporate and at our regions and divisions, including the effectiveness and integrity of the Company’s financial, internal and disclosure controls and procedures, (ii) the financial, capital, treasury and other corporate management functions, (iii) analysis of and recommendations regarding financial and operating metrics related to asset and inventory acquisitions, dispositions and valuations, (iv) contributions to the implementation of the Company’s strategies, and (v) the ability to work within a team of key executives and managers and to manage, develop and effectively work with direct report employees and others throughout the Company. For the 2007 fiscal year, annual discretionary bonuses of $300,000 were awarded to each of Mr. Wheat and Ms. Dwyer, and an annual discretionary bonus of $50,000 was awarded to Mr. Fuller. No quantitative relative weights were assigned to the above factors and no other bonuses or equity awards were made to these individuals in 2007.

Other Named Executive Officers — Region Presidents.  Messrs. Jones and Seagraves each received bonus payments for achieving performance goals and other objectives important to the Company and related to their respective regions. Early in our 2007 fiscal year, our Chairman and our Chief Executive officer established the compensation plans for Messrs. Jones and Seagraves, rather than the Compensation Committee, because Messrs. Jones and Seagraves were executive officers for less than one month in the 2007 fiscal year (October 2006). The primary performance goal for Messrs Jones and Seagraves related to earning up to 0.5% of their respective regions pre-tax income on a quarterly basis (excluding certain corporate and region overhead allocations), provided that certain other operating and financial factors related to closings, net sales, land and lot supply, inventory turnover, impairments and land option cost write-offs and overhead expense containment would be considered in determining the final performance and discretionary bonus to be paid. Based on the quarterly and year-end evaluation for the 2007 fiscal year, Mr. Jones received a total bonus of $721,225 and Mr. Seagraves received a bonus $607,800.

Annual Bonus Incentives — 2008 Fiscal Year

In connection with setting performance-based bonuses for our top executives for 2008, we undertook a thorough review of our performance-based bonus program. In this regard, we determined that performance-based bonuses should continue to comprise a significant portion of the compensation of our Chairman and our Chief Executive Officer. In part, as a result of our review, it was determined that we should seek to structure our performance-based awards in a manner to be tax deductible under Section 162(m) to the extent reasonably feasible and to the extent that such structure is in line with our operational and financial objectives. The Compensation Committee believes that a balanced executive compensation program is best served by providing the Company with a program that has compensation plans, that allow for a mix and balance of short and long-term compensation components, including (i) a short-term (annual) cash performance plan, (ii) a long-term (more than one year) cash performance plan, and (iii) a short-term and long-term equity plan. In furtherance of this objective, the Compensation Committee has approved three incentive plans:

•	D.R Horton 2000 Restated Plan — our primary short-term (annual) cash plan.

•	D.R Horton 2008 Performance Unit Plan — our primary long-term (more than one year) cash plan.

•	D.R. Horton 2006 Equity Plan — our primary short and long-term (one year or more) equity plan.

These three plans are described in more detail under their respective headings in this Proxy Statement. We have submitted the 2000 Restated Plan and the 2008 Performance Unit Plan (see Proposals 2 and 3 in this Proxy Statement) for approval by our stockholders at the 2008 Annual Meeting of the Stockholders. The Compensation Committee will continue to evaluate what it believes is the best use of these three plans. Below, we discuss in more detail the nature of these plans and how we may implement the features of these plans in 2008.

2000 Restated Plan.  Since adoption of an amendment to the 2000 Plan in 2004, the Company’s business and operating environment has changed significantly. To remain competitive and provide incentives to the Company’s management team, while at the same time seeking to maximize the tax deductibility of executive bonuses under Section 162(m), the Compensation Committee has adopted an amendment and restatement of the 2000 Plan (referred to herein as the 2000 Restated Plan), subject to stockholder approval, as set forth under Proposal 2 of this Proxy Statement. The 2000 Restated Plan changes the maximum award limits payable under the plan from a performance-based formula tied to the Company’s fiscal year, to a combination of a formula based upon the actual performance period(s) established under the plan (monthly, quarterly, annual, or multi-year) and a fixed dollar amount. The 2000 Restated Plan, by basing the maximum bonus on a combination of a formula that reflects the Company’s performance over certain performance periods and a fixed dollar amount, will add flexibility and enable the Company to provide appropriate incentives to management under varying economic circumstances. The 2000 Restated Plan further provides the Company with an incentive bonus plan that it may use to remain competitive in attracting and retaining highly skilled executive talent, and to continue to financially motivate its senior managers to achieve results in the current environment and in the future.

Under the 2000 Restated Plan, the Compensation Committee approved the 2008 fiscal year performance-based goals for Mr. Horton and Mr. Tomnitz related to (i) adjusted pre-tax income, (ii) operating cash flow and (iii) selling, general and administrative expense (“SG&A”) containment. We believe these three performance goals are important to the Company’s success in 2008 in light of the current volatile housing market. We believe adjusted pre-tax income is an important 2008 fiscal year performance goal because it strongly focuses our executives on important components of pre-tax income, namely, revenue from closings and controlling ordinary operating items that go into cost of sales. We believe that operating cash flow is also an important 2008 fiscal year performance goal because it focuses our executives on reducing our land, lot and speculative home positions while also focusing them on controlling land lot purchases and development and construction spending. The generation of positive cash flow in a volatile market allows the Company to have available cash to pay usual operating expenses, including the service of short and long-term financing obligations. We further believe that the third performance goal of SG&A containment balances the other two goals by focusing our executives on controlling selling, general and administrative costs in a period of uncertain sales and revenue from closings. After deciding on these three performance goals, these goals were further grouped into two components, referred to as the “First Cash Component” and the “Second Cash and Equity Component”. For purposes of the Second Cash and Equity Component, operating cash flow means net cash provided by (used in) operating activities” from the Company’s Consolidated Statements of Cash Flows and SG&A containment means consolidated homebuilding selling, general and administrative expense as a percent of consolidated homebuilding revenue from the Company’s Consolidated Statements of Operations. Adjusted pre-tax income is defined under the 2000 Restated Plan.

First Cash Component.  Under the First Cash Component, Mr. Horton and Mr. Tomnitz may earn a bonus based on achieving a pre-set percentage of adjusted pre-tax income. For the 2008 fiscal year, the maximum percentage that may be earned under the First Cash Component is 2% of adjusted pre-tax income for the second, third and fourth fiscal quarters (but not below zero) and 6% of adjusted pre-tax income for the month of December in 2007 (but not below zero), provided that no other bonus may be paid under the First Cash Component for the other months in the quarterly period, or for the quarterly period, ending December 31, 2007. Under the 2000 Restated Plan, “adjusted pre-tax income” means consolidated income before income taxes, excluding inventory impairments and land option cost write-offs and goodwill impairments, as publicly reported by the Company in its consolidated financial statements prepared in accordance with generally accepted accounting principles.

Second Cash and Equity Component.  Under the Second Cash and Equity Component, Mr. Horton and Mr. Tomnitz may earn a performance-based bonus based on achieving certain goals or metrics related to operating cash flow and SG&A containment. A bonus related to both goals may be earned depending on the performance ranking of the Company compared to the performance ranking of its peer group on the same metrics (i.e., operating cash flow and SG&A containment). Under the Second Cash and Equity Component, the annual maximum amount that may be earned is $8 million, the annual target or middle range that may be earned is approximately $4.3 million and the annual minimum amount that may be earned is $0. The performance-based bonuses under the Second Cash and Equity Component may be paid in cash or equity or a combination of both. Actual amounts earned will depend on the ranking as determined by the Compensation Committee at the end of the performance period. If, after the value of the award is determined, the Compensation Committee determines to pay a portion of the earned award in equity, the number of shares to be awarded will be determined by dividing the closing price of our common stock (on the day of the award certification) into the dollar value of that portion of the earned award to be paid in equity, provided that the maximum award cannot exceed the limits established under the 2000 Restated Plan and the awards established in December 2007 for Mr. Horton and Mr. Tomnitz.

Prior to paying any award, the Compensation Committee reserves the discretion to adjust downward the amounts awarded under the First Cash Component and the Second Cash and Equity Component depending a variety of factors, including (i) the level of the Company’s consolidated pre-tax income on both an adjusted and non-adjusted basis, (ii) the compensation earned by the participant in comparison to the aggregate compensation earned by members of the Company’s peer group, and (iii) other factors listed in the 2000 Restated Plan.

Other Named Executive Officers — Corporate.  Our Chairman and our Chief Executive Officer recommended to the Compensation Committee, who then recommended to the Board, that Ms. Dwyer and Messrs. Wheat and Fuller continue to be awarded bonuses for the 2008 fiscal year based on the evaluation process and criteria discussed for these officers herein under the heading Annual Bonus Incentive — 2007 Fiscal Year, Other Named Executive Officers — Corporate. At the end of each performance period, which may be a fiscal year, or any period within a fiscal year, our Chairman and Chief Executive Officer will evaluate these officers and make recommendations to the Compensation Committee and Board of Directors for their consideration and approval for discretionary bonuses to be paid in the 2008 fiscal year. No quantitative relative weights or formulas are expected to be assigned to the factors discussed previously.

Long-Term Bonus Incentives

Consistent with our compensation philosophy, we balance our annual or short-term incentive bonus program by providing a long-term incentive bonus program. Under our long-term incentive bonus program, our Chairman and our Chief Executive Officer have the opportunity to earn cash and equity incentive bonuses based on personal and Company performance over a period longer than one year. We believe that by awarding a portion of compensation that is earned over a longer time period, the interest of our executives is aligned with the interest of our long-term stockholders through the direct goal of creating value in our common stock.

Long-Term Equity Awards — 2006 Equity Plan.  We use our 2006 Stock Incentive Plan (referred to herein as the “2006 Equity Plan”) to issue equity based awards. The 2006 SIP replaced our 1991 Stock Incentive Plan and no further awards will be granted under the 1991 plan. Historically, the only type of equity awards we have issued to our employees have been stock options. We believe that stock options provide an important link between the performance of our employees and creation of stockholder value primarily because the stock options only have value if the stock price increases from the date of grant.

During our 2007 fiscal year, the Compensation Committee did not award any equity awards to any of its executive officers, directors or other employees. Since 2000, the Committee has traditionally awarded stock options to its executives on an 18 to 24 month basis, primarily because of the other incentive bonus awards being received by executives during this time frame. Equity awards were last made in May of 2006. The Compensation Committee will continue to evaluate when to award equity to its executives, which may be more frequent than in the past, based on the total mix of compensation for the executives and other factors such as the need to address the volatility of both the homebuilding industry and the stock price. Generally, when the Compensation Committee decides to grant equity awards to executive officers, in determining the number of equity awards to grant and the other material terms of the equity grants, the Compensation Committee makes a subjective evaluation of:

•	the overall performance of the Company in comparison to its peer group;

•	an analysis of recent compensation of senior executive officers in our peer group;

•	recommendations of the Chairman, other than for himself;

•	contributions the executive officer made and is anticipated to make to our success;

•	level of experience and responsibility of the executive officer; and

•	number of stock options previously granted to executive officers and other employees.

In light of accounting industry rule changes regarding the expensing of stock options, we will continue to evaluate the type and mix of equity awards to be awarded to our executives and other employees in the future. Restricted stock and restricted stock units are among the type of equity awards to be considered in the future and may be awarded under our 2006 Equity Plan. When considering whether to issue restricted stock

(including restricted stock units) or stock options, the Compensation Committee will review the following factors (in addition to the factors above):

•	expense of issuing restricted stock versus that of issuing stock options;

•	objective achieved by issuing restricted stock versus that of issuing stock options; and

•	value to employee of receiving restricted stock versus stock options.

The Compensation Committee believes that both restricted stock and stock options should remain important options to it when considering equity awards. Restricted stock is believed to provide a strong retention incentive in an uncertain market, providing compensation in periods where there is volatility in the stock price, and resulting in fewer shares outstanding compared to the exercise of stock options. Stock options also have unique and valuable features to our company and our employees because of the potential for strong returns if the stock price increases and the ability by the recipient to defer paying the exercise price and related taxes until the stock options are exercised. The Compensation Committee has not made any definitive decisions regarding the awarding equity awards in our 2008 fiscal year but it will continue to evaluate awarding such equity awards in the current fiscal year.

Long-Term Cash Awards — 2008 Performance Unit Plan.  As a result of the Compensation Committee’s thorough review of the Company’s executive compensation program, it has adopted the D.R. Horton, Inc. 2008 Performance Unit Plan (referred to herein as the “Performance Unit Plan”), subject to stockholder approval. The 2008 Performance Unit Plan is a component of the Company’s overall strategy to pay its executives for delivering measurable results. The purpose of the Performance Unit Plan is to provide the Company with another means of granting executive compensation tied to long-term performance goals and criteria, while at the same time further aligning the interests of management with those of stockholders and maximizing the tax deductibility under Section 162(m) of the Internal Revenue Code of executive compensation. The Committee has not made any awards under the 2008 Performance Unit Plan, but it will continue to evaluate the proper circumstances for making such awards to its key officers. The Performance Unit Plan has been submitted to stockholders for their approval under Proposal 3 of this Proxy Statement.

The Performance Unit Plan provides that the Compensation Committee may grant incentive awards denominated in Performance Units. Each Performance Unit awarded under the Performance Unit Plan has a value on any given date equal to the fair market value (closing stock price) of the Company’s common stock on that date. In general, at the time of grant the Compensation Committee will determine the target number of Performance Units subject to an award, with the maximum amount payable under the award equal to two times the target number of units. The Performance Unit Plan also establishes performance-based criteria that the Compensation Committee may select in awarding performance-based bonuses to the participants under this plan.

Limitation on Tax Deductibility of Compensation.  While D.R. Horton generally structures its incentive compensation plans to comply with the requirements of Section 162(m) for tax deductibility, corporate objectives, or other circumstances, may not always be consistent with the requirements for, or permit, full deductibility. Accordingly, the Board of Directors and the Compensation Committee award non-deductible compensation to D.R. Horton’s executive officers as they deem appropriate. Our 2007 fiscal year Section 162(m) officers are Mr. Horton, Mr. Tomnitz, Mr. Jones and Mr. Seagraves. We believe the compensation paid to Messrs. Horton, Tomnitz, Jones and Seagraves generally will be tax deductible; however, a portion may not qualify as performance-based compensation and will not be tax deductible to the extent the portion not qualifying as performance-based compensation exceeds $1,000,000. The stock option compensation of Messrs. Tomnitz, Jones and Seagraves arising from the exercise of stock options granted in 1997 and exercised in the 2007 fiscal year does not qualify as performance-based compensation because in 1997 our 1991 Plan did not contain an appropriate individual grant limitation. However, the 1991 Plan (the predecessor plan to the 2006 Equity Plan) was amended in November 2001 to include an appropriate individual grant limitation, and our 2006 Stock Equity Plan also includes an appropriate individual grant limitation.

Retirement and Post-Retirement Benefits

Our executive officers do not participate in any qualified pension plans or defined benefit plans but they do participate in the retirement plans below. We believe that it is important to offer these retirement plans to our executive officers as part of a competitive long-term compensation program that encourages saving for retirement and that encourages long-term retention.

Profit Sharing Plus Plan (“401(k) plan”).  Our executive officers participate in our Company wide 401(k) plan. Under this plan, executive officers, and all eligible employees, are eligible to contribute from 1% to 75%, on a pre-tax basis, of their earnings into the 401(k) plan. For 2007, the maximum that may be contributed was $15,500 ($20,500 for participants 50 years or older). The Company makes a matching contribution to the participant’s account in an amount of $0.50 for each $1.00 contributed by the participant up to 6% of his or her salary. The matching contributions made by the Company on behalf of the executive officers are listed in the “All Other Compensation” column in the Summary Compensation Table on page 30 of this Proxy Statement.

Deferred Compensation Plan.  D.R. Horton established the D.R. Horton Deferred Compensation Plan (the “Deferred Compensation Plan”), effective as of June 15, 2002. The Deferred Compensation Plan is the successor to and superseded D.R. Horton’s and Schuler Homes’ previously established deferred compensation plans. The Deferred Compensation Plan is a nonqualified deferred compensation plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” as defined by the Employee Retirement Income Security Act of 1974, as amended. The Deferred Compensation Plan permits participants voluntarily to defer receipt of compensation from D.R. Horton. The participants earn a rate of return on their deferred amounts based on their selection from a variety of independently managed funds. D.R. Horton does not provide a guaranteed rate of return on these deferred amounts. The rate of return realized depends on the participant’s fund selections and market performance of these funds. The Deferred Compensation Plan was adopted and approved by the Compensation Committee and ratified by the Board of Directors.

SERP 2.  The Supplemental Executive Retirement Plan 2 (“SERP 2”), a nonqualified plan, was adopted by D.R. Horton in 1994 to permit eligible participants, which include our executive officers, the regional presidents, most division presidents and other selected employees, to defer income and establish a source of funds payable upon retirement, death or disability. Messrs. Horton’s and Tomnitz’s participation in SERP 2 is approved by the Compensation Committee annually at the beginning of the fiscal year. Pursuant to SERP 2, if the executive is employed by the Company on the last day of a fiscal year, then the Company will establish a liability to such officer equal to 10% of his or her annual base salary as of first day of such fiscal year. This liability will accrue earnings in future years at a rate established by the administrative committee for the SERP 2.

Post-Employment Health Insurance.  Messrs. Horton and Tomnitz are also entitled to post-employment health and dental insurance coverage that is similar to the insurance coverage that is currently provided by the Company to each of them, their spouses and their dependent children. The post-employment insurance coverage becomes effective upon Mr. Horton’s and Mr. Tomnitz’s respective retirement, disability, death or termination from the Company and coverage shall be for the life of each of Mr. Horton and Mr. Tomnitz, respectively, and for the life of Mr. Horton’s spouse and Mr. Tomnitz’s spouse, and their dependent children.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management, the Compensation Discussion and Analysis on pages 19 through 28 of this Proxy Statement. Based on our review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Annual Report on Form 10-K of D.R. Horton, Inc. for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE:

Bradley S. Anderson, Committee Chairman
Michael R. Buchanan
Richard I. Galland
Michael W. Hewatt
Bob G. Scott

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates the Compensation Committee Report by reference therein.

Executive Compensation Tables

The following tables show, with respect to the Chief Executive Officer, Chief Financial Officer and the other named executive officers of D.R. Horton, the compensation awarded, earned or paid for all services rendered in all capacities to D.R. Horton during the 2007 Fiscal Year.

Summary Compensation Table

						Change in
						Pension
						Value and
						Non-
						Qualified
					Non-Equity	Deferred
Name and				Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total

Donald R. Horton	2007	$400,000	—	$1,031,491	$1,586,087	$32,611	$46,750	$3,096,939
Chairman of the Board
Donald J. Tomnitz	2007	$300,000	—	$837,763	$1,586,087	$23,582	$36,750	$2,784,182
Vice Chairman, Chief Executive Officer and President
Bill W. Wheat	2007	$200,000	$300,000	$190,299	—	$4,973	$24,275	$719,547
Executive Vice President and Chief Financial Officer
Stacey H. Dwyer	2007	$200,000	$300,000	$214,075	—	$5,072	$24,050	$743,197
Executive Vice President and Treasurer
Samuel R. Fuller	2007	$200,000	$50,000	$152,121	—	$10,181	$24,350	$436,652
Senior Executive Vice President
Gordon D. Jones(1)	2007	$175,000	—	$233,313	$721,225	$9,759	$24,250	$1,163,547
Vice President and Region President
George W. Seagraves(1)	2007	$175,000	$500,000	$202,370	$107,800	$13,679	$22,214	$1,021,063
Vice President and Region President

(1)	Gordon D. Jones and George W. Seagraves were executive officers for less than one month early in our 2007 fiscal year when each served in the position of Executive Vice President. Neither Mr. Jones nor Mr. Seagraves was an executive officer at the end of our 2007 fiscal year or is expected to be an executive officer for our 2008 fiscal year. Mr. Jones is currently a Vice President of the Company and Region President of the Company’s Southwest Region. Mr. Seagraves is currently a Vice President of the Company and Region President of the Company’s Midwest Region, including Division President of the Company’s Denver and Minnesota divisions.

(2)	Our named executive officers were not granted stock option awards in the 2007 fiscal year. The value of the option awards is the compensation expense related to the vesting of stock option awards granted in years prior to fiscal 2007 which was calculated in accordance with SFAS 123(R) and recognized in the Company’s 2007 fiscal year financial statements. The compensation expense recognized in our 2007 fiscal year was based upon the grant date fair value, which was determined using a Black-Scholes option pricing model pursuant to SFAS 123(R). Further information regarding the valuation of stock options can be found under Note J in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended September 30, 2007. See also Outstanding Equity Awards at Fiscal 2007 Year-End on page 32 of this Proxy Statement.

(3)	For Messrs. Horton and Tomnitz, these amounts reflect the incentive bonus payments earned and paid during the 2007 fiscal year. More information on these bonuses is described under the heading “Annual Bonus Incentive — 2007 Fiscal Year” in the Compensation Discussion and Analysis section beginning on page 22 of this Proxy Statement. For Messrs. Jones and Seagraves these amounts reflect the incentive bonus payments earned during the 2007 fiscal year. More information on these bonuses is described under the heading “Annual Bonus Incentive — 2007 Fiscal Year — Other Named Executive Officers — Region Presidents” in the Compensation Discussion and Analysis section beginning on page 24 of this Proxy Statement.

(4)	Amounts represent the above-market portion of earnings on each executive officer’s outstanding balance under the SERP 2.

(5)	For fiscal year 2007, the amounts under “All Other Compensation” include the following components:

a)	Credits made by D.R. Horton of $40,000, $30,000, $20,000, $20,000, $20,000, $17,500 and $17,500 to the respective accounts of Mr. Horton, Mr. Tomnitz, Mr. Wheat, Ms. Dwyer, Mr. Fuller, Mr. Jones and Mr. Seagraves under the SERP 2 plan.

b)	Matching contributions of $6,750 to the respective accounts of Mr. Horton, Mr. Tomnitz and Mr. Jones, $4,275 to the account of Mr. Wheat, $4,050 to the account of Ms. Dwyer, $4,350 to the account of Mr. Fuller and $4,714 to the account of Mr. Seagraves under the D.R. Horton 401(k) plan.

In accordance with the SEC rules and regulations governing disclosure of executive compensation, the amounts reported under “All Other Compensation” do not include various perquisites provided to certain of the named executive officers, including group health plan premiums, on-site health club benefits and work related on-site parking, that are less than $10,000 in the aggregate per year.

Grants of Plan-Based Awards

The following table shows the plan-based awards granted to the Chief Executive Officer and the other named executive officers of D.R. Horton in fiscal year 2007.

						Estimated Future	Grant
		Compensation	Estimated Future Payouts			Payouts Under	Date
		Committee	Under Non-Equity Incentive			Equity	Value of
	Grant	Approval	Plan Awards(1)			Incentive	Stock
Name	Date	Date	Threshold	Target	Maximum	Plan Awards	Awards

Donald R. Horton	11/16/2007	11/16/2007	—	$1,586,087	—	—	—
Donald J. Tomnitz	11/16/2007	11/16/2007	—	$1,586,087	—	—	—
Bill W. Wheat	—	—	—	—	—	—	—
Stacey H. Dwyer	—	—	—	—	—	—	—
Samuel R. Fuller	—	—	—	—	—	—	—
Gordon D. Jones	—	—	—	$721,225	—	—	—
George W. Seagraves	—	—	—	$107,800	—	—	—

(1)	Under our 2000 Plan, each of Messrs. Horton and Tomnitz received a bonus award equal to 1.5% of our pre-tax income for the month of December 2006 (representing the first quarter of fiscal 2007) and 0.5% of our pre-tax income for each of the three subsequent quarters, calculated quarterly. In accordance with this formula, each received $1,168,858 for the first quarter of fiscal 2007 and $417,229 for the second fiscal quarter of fiscal 2007. They received no bonus for the last two quarters of fiscal 2007 as the Company earned no pre-tax income during those periods. For Messrs. Jones and Seagraves these amounts reflect the incentive bonus payments earned during the 2007 fiscal year. More information on these bonuses is described under the heading “Annual Bonus Incentive — 2007 Fiscal Year — Other Named Executive Officers — Region Presidents” in the Compensation Discussion and Analysis section beginning on page 24 of this Proxy Statement. These awards are reflected in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table shows information about outstanding equity awards at September 30, 2007, the Company’s fiscal year end.

	Option Awards					Stock Awards
		Number of	Number of				Market
		Securities	Securities			Number of	Value of
		Underlying	Underlying			Shares or	Shares or
		Unexercised	Unexercised	Option	Option	Units of Stock	Units of Stock
		Options	Options	Exercise	Expiration	That Have	That Have
Name	Grant Date	Exercisable	Unexercisable	Price	Date	Not Vested	Not Vested

Donald R. Horton(1)	5/2/2006	30,000	120,000	$29.44	5/2/2016	—	—
	4/29/2004	79,999	53,334	$21.60	4/29/2014	—	—
	7/18/2002	200,000	—	$10.95	7/18/2012	—	—
Donald J. Tomnitz(2)	5/2/2006	20,000	80,000	$29.44	5/2/2016	—	—
	4/29/2004	55,999	37,334	$21.60	4/29/2014	—	—
	7/18/2002	140,000	—	$10.95	7/18/2012	—	—
	10/2/2000	166,500	—	$5.01	10/2/2010	—	—
	7/23/1998	310,341	34,483	$6.08	7/23/2008	—	—
Bill W. Wheat(3)	5/2/2006	4,000	36,000	$29.44	5/2/2016	—	—
	4/29/2004	15,999	37,334	$21.60	4/29/2014	—	—
	7/18/2002	40,000	40,000	$10.95	7/18/2012	—	—
	10/2/2000	19,980	13,320	$5.01	10/2/2010	—	—
	7/23/1998	16,335	1,816	$6.08	7/23/2008	—	—
Stacey H. Dwyer(3)	5/2/2006	4,000	36,000	$29.44	5/2/2016	—	—
	4/29/2004	15,999	37,334	$21.60	4/29/2014	—	—
	7/18/2002	40,000	40,000	$10.95	7/18/2012	—	—
	10/2/2000	39,960	26,640	$5.01	10/2/2010	—	—
	7/23/1998	32,669	3,630	$6.08	7/23/2008	—	—
Samuel R. Fuller(3)	4/29/2004	10,666	37,334	$21.60	4/29/2014	—	—
	7/18/2002	24,000	40,000	$10.95	7/18/2012	—	—
	10/2/2000	13,320	26,640	$5.01	10/2/2010	—	—
	7/23/1998	16,335	5,445	$6.08	7/23/2008	—	—
Gordon D. Jones(3)	5/2/2006	4,000	36,000	$29.44	5/2/2016	—	—
	4/29/2004	15,999	37,334	$21.60	4/29/2014	—	—
	7/18/2002	40,000	40,000	$10.95	7/18/2012	—	—
	10/2/2000	39,960	26,640	$5.01	10/2/2010	—	—
	11/10/1999	36,300	21,779	$3.75	11/10/2009	—	—
	7/23/1998	65,335	7,260	$6.08	7/23/2008	—	—
George W. Seagraves(3)	5/2/2006	4,000	36,000	$29.44	5/2/2016	—	—
	4/29/2004	9,999	23,334	$21.60	4/29/2014	—	—
	7/18/2002	24,000	24,000	$10.95	7/18/2012	—	—
	10/2/2000	39,960	39,960	$5.01	10/2/2010	—	—
	7/23/1998	43,555	10,890	$6.08	7/23/2008	—	—

(1)	All stock option awards for Mr. Horton vest in five equal annual installments on each successive anniversary of the grant date commencing on the first anniversary date.

(2)	For Mr. Tomnitz, the stock option award granted on July 23, 1998 vests in ten equal annual installments on each successive anniversary of the grant date commencing on the first anniversary date, with the final installment vesting on the date that is 9.75 years following the grant date. All other stock option awards granted to Mr. Tomnitz vest in five equal annual installments on each successive anniversary of the grant date commencing on the first anniversary date.

(3)	All stock option awards vest in ten equal annual installments on each successive anniversary of the grant date commencing on the first anniversary date, with the final installment vesting on the date that is 9.75 years following the grant date.

Option Exercises and Stock Vested

The following table shows information about option exercises and stock vested during fiscal year 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise(1)	Vesting	Vesting

Donald R. Horton	—	—	—	—
Donald J. Tomnitz	254,080	$4,831,468	—	—
Bill W. Wheat	—	—	—	—
Stacey H. Dwyer	35,702	$799,390	—	—
Samuel R. Fuller	5,446	$105,637	—	—
Gordon D. Jones	21,780	$435,463	—	—
George W. Seagraves	43,557	$901,410	—	—

(1)	Amounts represent the difference in the aggregate exercise price and the aggregate market value of the shares acquired at the time of exercise.

Nonqualified Deferred Compensation Plans

D.R. Horton has established the following nonqualified deferred compensation plans:

Deferred Compensation Plan.  The Deferred Compensation Plan permits participants, including D.R. Horton’s directors, to defer voluntarily receipt of up to 100% of bonus or director fee compensation from D.R. Horton and up to 90% of base salary from D.R. Horton. Amounts deferred are invested on behalf of the participant in investment vehicles selected from time to time by the administrators of the Deferred Compensation Plan. The participants, at their election, may choose to have the deferred amounts paid out through scheduled in-service distributions (in a lump sum or annual installments of between two and five years) or following the later of termination of employment or director service or attaining the age of 62. The Deferred Compensation Plan was adopted and approved by the Compensation Committee and ratified by the Board of Directors.

SERP 2.  Pursuant to the SERP 2, if the executive is employed by the Company on the last day of a fiscal year, then the Company will establish an unfunded, unsecured liability to such officer equal to 10% of his or her annual base salary as of first day of such fiscal year. This liability will accrue earnings in future years at a rate established by the administrative committee for the SERP 2. Amounts deferred under the SERP 2 are payable within 60 days following the termination of employment of the participant, the death or disability of the participant or a change in control of the company (the definition of change in control is described in Potential Payments Upon Termination or Change in Control beginning on page 34 of this Proxy Statement). The form of distribution may be in a lump sum, or in quarterly installments over a period not to exceed five years, as elected by the participant.

The following table shows, for each named executive officer, aggregate contributions, earnings and withdrawals/distributions during fiscal 2007 and outstanding balances as of September 30, 2007 under all of our nonqualified deferred compensation plans.

Nonqualified Deferred Compensation

	Executive		Registrant				Aggregate
	Contributions in		Contributions in		Aggregate Earnings		Withdrawals/		Aggregate Balance at
	Last Fiscal Year		Last Fiscal Year		in Last Fiscal Year		Distributions		Last Fiscal Year End
	Deferred		Deferred		Deferred		Deferred		Deferred
	Cash		Cash		Cash		Cash		Cash
Name	Compensation(1)	SERP	Compensation	SERP(2)	Compensation(3)	SERP(4)	Compensation	SERP	Compensation(5)	SERP(6)

Donald R. Horton	—	—	—	$40,000	$813,953	$75,716	—	—	$7,124,013	$845,068
Donald J. Tomnitz	—	—	—	$30,000	$190,405	$54,753	—	—	$1,035,875	$612,170
Bill W. Wheat	$10,000	—	—	$20,000	$6,685	$11,546	$26,386	—	$33,930	$142,764
Stacey H. Dwyer	$63,750	—	—	$20,000	$92,071	$11,776	$13,509	—	$468,595	$145,216
Samuel R. Fuller	—	—	—	$20,000	$112,003	$23,638	—	—	$670,388	$271,332
Gordon D. Jones	$279,353	—	—	$17,500	$336,432	$22,659	$494,928	—	$2,078,923	$258,423
George W. Seagraves	$120,951	—	—	$17,500	$203,008	$31,758	—	—	$1,164,023	$355,178

(1)	Represents amounts of fiscal 2007 compensation deferred, at the executive’s discretion, under our Deferred Compensation Plan. Such amounts are also included in the “Salary,” “Bonus” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 30 of this Proxy Statement.

(2)	Represents the amounts of unfunded, unsecured liabilities created by D.R. Horton on behalf of each participant with respect to fiscal year 2007 under the SERP 2. Such amounts are also included in the “All Other Compensation” column of the Summary Compensation Table on page 30 of this Proxy Statement.

(3)	Represents the amounts of earnings on the balance of the participants’ accounts that are attributable to the performance of a variety of independently managed funds available to and selected by each participant under the Deferred Compensation Plan. We do not provide a guaranteed rate of return on these funds. The rate of return on these funds depends on the participant’s investment selections for their deferral amounts and on the market performance of these funds. None of the earnings in this column are included in the Summary Compensation Table on page 30 of this Proxy Statement because they were not preferential or above-market.

(4)	Represents the amounts of earnings on the balance of the participants’ accounts at a rate determined by the SERP 2 plan administrator, typically 10% per annum. Those portions of earnings that are considered above-market are reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 30 of this Proxy Statement. The above-market portion of earnings for each of the above individuals is: Mr. Horton — $32,611; Mr. Tomnitz — $23,582; Mr. Wheat — $4,973; Ms. Dwyer — $5,072; Mr. Fuller — $10,181; Mr. Jones — $9,759 and Mr. Seagraves — $13,679.

(5)	Includes amounts of compensation from the current and prior fiscal years that was deferred, at the executive’s discretion, under our Deferred Compensation Plan. We have included such amounts in the Summary Compensation Table of each of the respective D.R. Horton Proxy Statements for the applicable year.

(6)	Includes amounts of unfunded, unsecured liabilities created by D.R. Horton on behalf of each participant with respect to the current and prior fiscal years under the SERP 2. We included such amounts in the Summary Compensation Table of each of the respective D.R. Horton Proxy Statements for the applicable year.

Potential Payments Upon Termination or Change in Control

None of our named executive officers have employment or change in control agreements with us specifically providing for payments upon involuntary termination of their employment. However, certain of our benefit and incentive plans contain various provisions regarding termination of employment or change in control. Any additional severance payments would be at the discretion of the Compensation Committee and determined at the time of termination. The following is a summary of the treatment of benefits under our benefit plans for various reasons for termination, including upon a change in control.

Generally, our benefit plans define “cause” as a violation of the standard employee conduct set forth in our employee manual and “change in control” as the occurrence of any of the following events:

(i) Our merger, consolidation or reorganization into another entity if our stockholders immediately before such transaction do not, immediately after such transaction, own more than 50% of the combined voting power of the outstanding voting securities resulting from such transaction and in substantially the same proportion as their stock ownership prior to the transaction;

(ii) We sell all or substantially all of our assets to another entity or we completely liquidate or dissolve;

(iii) A person (as defined by Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) files a report with the SEC on Schedule 13D or Schedule 14D-1 disclosing its acquisition of beneficial ownership of at least 20% of our then outstanding voting securities (the threshold for amounts deposited under our SERP 2 plan on or after January 1, 2005 is 50% or 35% acquired in a single transaction or series of transactions in any 12 month period); and

(iv) We file a report or proxy statement with the SEC disclosing that a change in control has occurred or will occur in the future pursuant to any then-existing contract or transaction.

Generally, a “change in control” shall not be deemed to occur solely because we or any of our affiliates or any of our benefit plans becomes obligated to file a report with the SEC disclosing our acquisition of 20% of our own then outstanding voting securities. For purposes of calculating beneficial ownership pursuant to this paragraph, no voting securities held by our Chairman, Donald R. Horton, as of the date of the adoption of the plan in question or received in any merger transaction shall be included in the calculation.

With regard to our 2000 Incentive Bonus Plan, the definition of “change in control” differs from the generally applicable provisions described above in two ways. It includes one additional change in control event relating to board composition and it uses a different threshold for and a different exclusion from beneficial ownership for the change in control event described in paragraph (iii) above. Specifically, under the 2000 Plan, a “change in control” includes a change in the composition of the Board at any time such that a majority of the Board of Directors have been members of the Board for less than twenty-four months without the approval of at least a majority (but no less than three) of the directors still in office who were also directors at the beginning of the period. Additionally, under the 2000 Plan, the threshold for a person’s acquisition of beneficial ownership to trigger a “change in control” event is 50%, and this definition explicitly excludes from the group of persons that may trigger this change in control the Company, Donald R. Horton, Terrill J. Horton, their respective wives, children, grandchildren and other descendants, and any trust or other entity formed or controlled by any such individuals.

2006 Stock Incentive Plan and the 1991 Stock Incentive Plan

Our D.R. Horton 2006 Stock Incentive Plan and 1991 Stock Incentive Plan plans provide for accelerated vesting of all outstanding unvested options granted under the plans in the event of a change in control or in the event of a participant’s death, disability or retirement at the retirement age specified in the plan and the participant or his or her beneficiary, as applicable, will be entitled to exercise such options for a period of one year in the event of retirement or two years in the event of death or disability. In the event the participant’s employment is terminated by the Company without cause or by the participant voluntarily, the participant will be entitled to exercise any options vested as of the date of termination for a period of three months following such termination. If the participant is terminated by the Company for cause, all options will immediately terminate and the participant will forfeit all vested options.

Amended and Restated Supplemental Executive Retirement Plan No. 2 (SERP 2)

Under our Amended and Restated Supplemental Executive Retirement Plan No. 2 (SERP 2), all amounts deferred shall be paid (either in lump sum or in quarterly installments as elected by participant) within 60 days following the date of the participant’s termination of employment, disability, death or change in control of the Company; provided, however, “specified employees,” as such term is defined in Section 409A of the Internal

Revenue Code, must wait six months following termination of employment before payments accrued on or after January 1, 2005 can be made or commence. In the event the Company terminates a participant for cause, all benefits under the SERP 2 will be forfeited and no payments will be made to the participant.

In the event of a change in control, all amounts deferred shall be paid (in accordance with the participant’s election) within 60 days following the date of the change in control.

Notwithstanding the foregoing, a participant’s election as to form of payment (lump sum or installment) must have been made at least 12 months prior to distribution. If a termination event occurs and no election has been made, the distributions of pre-2005 accruals will be made or commence on the first day of the 13th month following the date of election, and the distribution of post-2004 accruals will be made in a lump sum upon termination of employment (or six months later for specified employees).

Table

The following table reflects amounts of compensation to be paid to each of the named executive officers in the event of termination of employment or change in control. Because neither the Company nor any of its plans provide for additional benefits related to a change in control termination, if such a termination is triggered, the payments would be as set forth under the applicable column under Termination of Employment. The amounts shown assume a termination date of September 30, 2007, the last day of our fiscal year, and, if applicable, are based on the closing price of our stock on September 28, 2007, the last trading day of our fiscal year ($12.81). Because none of our named executive officers would have been at the normal retirement age on September 30, 2007 under any of our applicable plans, we do not include amounts payable upon retirement.

These amounts are estimates of payments to executives upon termination of employment or a change in control. Actual amounts can only be determined at the time of such executive’s actual separation from the Company or change in control. Factors that could affect these amounts include the timing during the year of any such event, the company’s stock price and the executive’s age. Amounts to be provided to an executive under arrangements that do not discriminate in scope, terms or operation in favor of our executive officers and are available to all salaried employees are not included in the tables below in accordance with SEC regulations.

In addition to the amounts set forth below, each of the named executive officers would be entitled to receive, upon certain termination events or a change in control, a distribution of his or her outstanding balance of compensation earned in prior years and deferred, at the executive officer’s option, under our Deferred Compensation Plan. The balances of such accounts are set forth in the Nonqualified Deferred Compensation table on page 34 of this Proxy Statement.

Potential Payments Upon Termination or Change in Control

		Termination of Employment
		Voluntary
		or Without	Normal	For	Death or	Change
Name	Payments and Benefits	Cause	Retirement	Cause	Disability	in Control

Donald R. Horton(1)	Severance Pay:
	Cash	—	—	—	—	—
	Equity	—	—	—	—	—
	Vesting of Equity Awards:
	Stock Options	—	—	—	—	—
	Payments of SERP 2 Contributions	$845,068	—	—	$845,068	$845,068
	Health Benefits(2)	15,664	—	—	15,664	—
	Total	$860,732	—	—	$860,732	$845,068

		Termination of Employment
		Voluntary
		or Without	Normal	For	Death or	Change
Name	Payments and Benefits	Cause	Retirement	Cause	Disability	in Control

Donald J. Tomnitz(1)	Severance Pay:
	Cash	—	—	—	—	—
	Equity	—	—	—	—	—
	Vesting of Equity Awards:
	Stock Options	—	—	—	$232,140	$232,140
	Payments of SERP 2 Contributions	$612,170	—	—	612,170	612,170
	Health Benefits(2)	25,339	—	—	25,339	—
	Total	$637,509	—	—	$869,649	$844,310

Bill W. Wheat	Severance Pay:
	Cash	—	—	—	—	—
	Equity	—	—	—	—	—
	Vesting of Equity Awards:
	Stock Options	—	—	—	$190,508	$190,508
	Payments of SERP 2 Contributions	$142,764	—	—	142,764	142,764
	Health Benefits	—	—	—	—	—
	Total	$142,764	—	—	$333,272	$333,272

Stacey H. Dwyer	Severance Pay:
	Cash	—	—	—	—	—
	Equity	—	—	—	—	—
	Vesting of Equity Awards:
	Stock Options	—	—	—	$306,603	$306,603
	Payments of SERP 2 Contributions	$145,216	—	—	145,216	145,216
	Health Benefits	—	—	—	—	—
	Total	$145,216	—	—	$451,819	$451,819

Samuel R. Fuller	Severance Pay:
	Cash	—	—	—	—	—
	Equity	—	—	—	—	—
	Vesting of Equity Awards:
	Stock Options	—	—	—	$318,821	$318,821
	Payments of SERP 2 Contributions	$271,332	—	—	271,332	271,332
	Health Benefits	—	—	—	—	—
	Total	$271,332	—	—	$590,153	$590,153

		Termination of Employment
		Voluntary
		or Without	Normal	For	Death or	Change
Name	Payments and Benefits	Cause	Retirement	Cause	Disability	in Control

Gordon D. Jones	Severance Pay:
	Cash	—	—	—	—	—
	Equity	—	—	—	—	—
	Vesting of Equity Awards:
	Stock Options	—	—	—	$528,270	$528,270
	Payments of SERP 2 Contributions	$258,423	—	—	258,423	258,423
	Health Benefits	—	—	—	—	—
	Total	$258,423	—	—	$786,693	$786,693

George W. Seagraves	Severance Pay:
	Cash	—	—	—	—	—
	Equity	—	—	—	—	—
	Vesting of Equity Awards:
	Stock Options	—	—	—	$429,600	$429,600
	Payments of SERP 2 Contributions	$355,178	—	—	355,178	355,178
	Health Benefits	—	—	—	—	—
	Total	$355,178	—	—	$784,778	$784,778

(1)	Under the 2000 Plan, Messrs. Horton and Tomnitz would have been entitled to receive the performance bonus earned during the fourth quarter of fiscal year 2007 in the event of retirement, voluntary resignation or change in control occurring on September 30, 2007. However, the amount of such award for each of them for the fourth quarter of fiscal year 2007 was $0.

(2)	Amount represents the annual estimated expense to D.R. Horton to provide post-retirement health benefits for employee and dependents at the coverage levels currently being provided under the Company’s health benefit plans. Such benefits are to be provided for the life of each of Messrs. Horton and Tomnitz and their respective spouses and dependent children.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Corporate Code of Business Conduct and Ethics requires that all directors and employees are expected to avoid relationships that present a potential or actual conflict between his or her personal interest and the interest of the Company. We generally review related-party transactions regarding our directors and executive officers in a similar manner as we review relationships that may give rise to a conflicts of interest, provided there may be certain related-party transactions that may be ratified or approved. Generally, a “conflict of interest” exists whenever an individual’s personal or private interests interfere or conflict in any way with the interests of the Company. A conflict situation can arise when a director or employee takes action or has personal interests that may make it difficult to perform Company work or make Company decisions objectively or effectively. Conflicts of interest may also arise when a director or employee, or member of his or her immediate family, receives improper personal benefits as a result of his or her position with the Company, whether received from the Company or a third party.

In order to avoid conflicts of interest, or an improper related-party transaction, each director or executive officer must disclose to the Company’s Chief Legal Officer any transaction or relationship that reasonably could be expected to give rise to a conflict of interest or related-party transaction. The Chief Legal Officer and Corporate Compliance Officer then review the situation or transaction, and if necessary, report the situation or transaction to the chairman of the audit committee. If it is determined that ratification or approval is necessary, the audit committee would be required to ratify or approve the relationship or transaction.

Transaction with a Director and the Company

On the effective date of the 1998 merger between D.R. Horton and Continental Homes Holding Corp., Bradley S. Anderson, a former director of Continental, was elected a director of D.R. Horton. In connection with the merger, D.R. Horton agreed to indemnify Mr. Anderson, along with the other former Continental directors, in connection with their prior service as directors or executive officers of Continental.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended September 30, 2007, D.R. Horton’s Compensation Committee was composed of Mr. Bradley S. Anderson, Mr. Michael R. Buchanan, Mr. Richard I. Galland, Mr. Michael W. Hewatt, with Mr. Anderson serving as its Chairperson. None of the members of the Compensation Committee has served D.R. Horton in any capacity other than as a member of the board or a member of a Committee thereof. In 1998, Mr. Anderson was a party to an indemnification arrangement with the Company as described under the caption “Transactions with Management” above.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP served as D.R. Horton’s independent auditor for the fiscal years ended September 30, 2007 and September 30, 2006 and has been engaged by the Audit Committee to continue to serve through the 2008 fiscal year. A representative of Ernst & Young LLP is expected to be present at the 2008 Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Audit Fees and All Other Fees

The following table shows the fees paid or accrued by D.R. Horton for the audit and other services provided by Ernst & Young LLP for fiscal years ended September 30, 2006 and September 30, 2007.

	Fiscal Year Ended
	September 30,
	2006	2007

Audit fees	$1,643,104	$1,943,176
Audit-Related fees(1)	80,527	104,526
Tax fees(2)	45,700	46,400
All other fees	—	—

Total(3)	$1,769,331	$2,094,102

(1)	Related primarily to audits of employee benefit plans, the statutory audit of the Company’s captive insurance company and consultations related to Sarbanes-Oxley compliance.

(2)	Related primarily to tax compliance services.

(3)	Of the fees listed above, approved by the Audit Committee, none were approved based on waiver of pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve audit and permissible non-audit services provided by the independent auditor.

In connection with the engagement of the independent auditor for the 2008 fiscal year, the Audit Committee pre-approved the services listed below by category of service, including the pre-approval of fee limits. The Audit Committee’s pre-approval process by category of service also includes a review of specific services to be performed and fees expected to be incurred within each category of service. The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. During fiscal 2008, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor.

The services pre-approved by the Audit Committee to be performed by our auditor during our fiscal year 2008, include the following:

Audit Services include audit work performed in the preparation of financial statements (including quarterly reviews), as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

Tax Services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

All Other Fees are those associated with permitted services not included in the other categories. The Company generally does not request such services from the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not otherwise delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Audit Committee Report

The Audit Committee has reviewed and discussed with management D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2007. Further, the Audit Committee has discussed with D.R. Horton’s independent auditor the matters required to be discussed by Auditing Standards Board Statement on Auditing Standards No. 61, as amended or supplemented, including D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2007, the auditor’s responsibility under generally accepted auditing standards, significant accounting policies, management’s judgments and accounting estimates, any audit adjustments, other information in documents containing audited financial statements and other matters. Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by the Independence Standards Board Independence Standard No. 1, as amended or supplemented, and has discussed the auditor’s independence with the auditor.

Based on its review and discussion described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the 2007 fiscal year be included in D.R. Horton’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007. Further, the Audit Committee approved the engagement of Ernst & Young LLP as D.R. Horton’s independent auditor for the fiscal year ending September 30, 2008.

AUDIT COMMITTEE:

Michael W. Hewatt, Committee Chairman
Bradley S. Anderson
Michael R. Buchanan
Richard I. Galland
Bob G. Scott

PROPOSAL TWO

AMEND AND RESTATE
THE D.R. HORTON, INC.
AMENDED AND RESTATED
2000 INCENTIVE BONUS PLAN

D.R. Horton’s stockholders adopted the D.R. Horton, Inc. Amended and Restated 2000 Incentive Bonus Plan (the “2000 Plan”) at the Company’s annual meeting of stockholders on January 29, 2004.

Since adoption of the 2000 Plan, the Company’s business and operating environment has changed significantly. To remain competitive and provide incentives to the Company’s management team, while at the same time maximizing the tax deductibility of executive bonuses, the Compensation Committee has adopted, subject to stockholder approval, an amendment and restatement of the 2000 Plan (the “2000 Restated Plan”). This amendment and restatement changes the maximum award limits payable under the plan from a performance-based formula tied to the Company’s fiscal year, to a combination of a formula based upon the actual performance period(s) established under the plan (monthly, quarterly, annual, or multi-year) and a fixed dollar amount. The proposed 2000 Restated Plan, by basing the maximum bonus on a combination of a formula that reflects the Company’s performance over certain performance periods to be established and a fixed dollar amount, will add flexibility and enable the Company to provide appropriate incentives to management under varying economic circumstances. The 2000 Restated Plan provides the Company with an incentive bonus plan that allows it to remain competitive in attracting and retaining highly skilled executive talent, and continue to financially motivate its senior managers to achieve the Company goals.

The Board of Directors continues to believe that it is in the best interest of the Company and its stockholders for amounts awarded under the 2000 Restated Plan to be fully deductible for federal income tax purposes as a business expense. However, Section 162(m) of the Code limits the deductibility of bonuses paid to our Chief Executive Officer and our named executive officers (excluding our chief financial officer) unless the payments satisfy the criteria set forth in Section 162(m). The Board of Directors believes that the 2000 Restated Plan has been structured to satisfy, if approved by stockholders, Section 162(m) of the Code.

For us to be able to fully deduct the awards paid under the 2000 Restated Plan, Section 162(m) generally requires:

•	bonuses be paid pursuant to an objective “performance-based” formula;

•	the certification of the Compensation Committee that the “performance-based” goals of the formula have been satisfied;

•	that the material terms of the 2000 Restated Plan have been disclosed to and approved by stockholders; such material terms include:

•	the eligible participants;

•	the maximum amount of compensation payable to employees under the performance goals; and

•	a description of the business criteria on which the performance goal is based.

Each of these aspects of the 2000 Restated Plan is discussed below, and stockholder approval of the 2000 Restated Plan will be deemed to constitute approval of each of these aspects of the 2000 Restated Plan for purposes of the approval requirements of Section 162(m) of the Code.

The following is only a summary of the 2000 Restated Plan and is qualified in its entirety by the full text of the 2000 Restated Plan, a copy of which is attached to this Proxy Statement as Attachment “A.”

Description of Proposed 2000 Restated Plan

Generally

As noted above, Section 162(m) of the Code requires that for compensation paid in excess of $1 million to be deductible, such compensation must qualify as “performance-based.” The Company and the Compensation Committee generally intend for awards under the 2000 Restated Plan to covered employees to qualify for the performance-based compensation deduction allowed by Section 162(m). However, there can be no assurance that these awards will satisfy the requirements for deductibility under Section 162(m), and the Company and Compensation Committee reserve the right to pay bonuses outside of the 2000 Restated Plan.

Eligible Participants

Executive officers of the Company, or any other officer of the Company or any of its affiliates serving as a region or division president or manager or in another senior management position (“Senior Managers”), are eligible to participate in the Plan. Membership on the Board of Directors of the Company does not make a Senior Manager ineligible for an award under the Plan. Approximately 46 employees are currently eligible to participate in the Plan. The Compensation Committee may determine which Senior Managers will participate in the Plan.

Maximum Amount Payable under the 2000 Restated Plan

Currently, the 2000 Plan provides that the maximum award payable to a covered executive under such plan with respect to any fiscal year of the Company will be 2% of consolidated pre-tax income, calculated in accordance with generally accepted accounting principles. The Compensation Committee, which consists of five outside and independent directors, has adopted the 2000 Restated Plan.

Under the 2000 Restated Plan, performance periods may be based on one or more months, quarters or years, and the following maximums apply. If an award is payable based on one or more monthly or quarterly performance periods, the maximum Award payable to any one Covered Employee with respect to any such Performance Period shall not exceed the sum of (i) 2% of Adjusted Pre-Tax income for such Performance Period (but not below $0) and (ii) $8 million, provided that no Covered Employee may receive both monthly Target Awards and a quarterly Target Award with respect to the same quarter under prong (i) and the maximum payout for all monthly, quarterly, or annual Performance Periods in a fiscal year under prong (ii) shall not exceed $8 million. Notwithstanding the prior sentence, if the Performance Period is the month of December, the maximum Award payable to any one Covered Employee shall not exceed the sum of (i) 6% of Adjusted Pre-Tax Income for such Performance Period (but not below $0) and (ii) $8 million, provided that no other award under prong (i) of the prior sentence shall be paid for the quarter (or months therein) that includes December and the maximum payout for all monthly, quarterly, or annual Performance Periods in a fiscal year under prong (ii) shall not exceed $8 million. If an Award is payable based on a fiscal year, the maximum Award payable to any one Covered Employee with respect to the fiscal year Performance Period shall not exceed the sum of (i) 2% of Adjusted Pre-Tax Income for such fiscal year (but not below $0) and (ii) $8 million, provided that any amounts paid under prong (i) of the above-referenced monthly or quarterly Performance Period maximums during the same fiscal year shall reduce, dollar for dollar, the maximum amount payable under prong (i) of the maximum annual Performance Period Award, and provided further that the maximum payout for all monthly, quarterly, and annual Performance Periods in a fiscal year under prong (ii) of the above formulas shall not exceed $8 million.

In addition, the maximum amount payable over any performance period under a long-term award (covering two or more fiscal years) pursuant to the 2000 Restated Plan shall not exceed the sum of 2% of Adjusted Pre-Tax Income for such long-term performance period (but not less than $0) and $8 million. Moreover, the amount payable under any short-term award (covering a monthly, quarterly, or annual performance period) covering the same or an overlapping time period as a long-term award shall reduce, dollar for dollar, the maximum amount payable to any Covered Employee for such long-term performance period, such that the maximum Award a Covered Employee may receive under an overlapping short-term and long-term performance period is the sum of (i) the greater of 2% of Adjusted Pre-Tax Income for such short-term performance period (but not below $0) or 2% of Adjusted Pre-Tax Income for such long-term performance period (but not below $0), and (ii) $8 million.

“Adjusted Pre-Tax Income” under the 2000 Restated Plan shall mean consolidated income before income taxes, excluding inventory impairments and land option cost write-offs and goodwill impairments, as publicly reported by the Company in its consolidated financial statements prepared in accordance with generally accepted accounting principles.

Prior to the payment of any compensation intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing the attainment of the performance criteria for the performance period.

Awards under the 2000 Restated Plan

The Compensation Committee establishes target award levels and performance criteria for each performance period in which awards are made under the 2000 Restated Plan, which performance periods are generally each month of December, each quarter (other than the quarter ending in December), or each year. For the first quarter, we use the month of December, rather than the entire first quarter, in order to give the Compensation Committee time in November of each year to review final results of operations prior to awarding final 2007 fiscal year compensation and prior to determining the compensation for the 2008 fiscal year, and to meet the Section 162(m) requirements for establishing performance goals prior to or within so many days from the beginning of a performance period. The Compensation Committee must base the performance criteria for a performance period on any one or more of the following measures, applied to either the Company as a whole or to any business unit, region, division, or subsidiary, either individually, alternatively, or in any combination, and measured either monthly, quarterly, annually, or cumulatively over a period of years, on an absolute basis or relative to (including ranking to) a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Committee:

•	return on investment;

•	return on capital;

•	revenues;

•	backlog;

•	margin;

•	selling, general and administrative expenses;

•	pre-tax income or adjusted pre-tax income;

•	net income;

•	sales, net sales or closings;

•	operating income or pre-tax profit;

•	cost of sales;

•	sales cancellations;

•	cash flow;

•	earnings per share;

•	return on operating assets;

•	return on equity;

•	operating profit;

•	stockholder return;

•	market share improvement;

•	dividend or dividend yield;

•	inventory, land or lot improvement or reduction;

•	stock price increases;

•	market capitalization;

•	debt leverage;

•	return on revenue;

•	operating ratio;

•	customer service;

•	economic value added;

•	asset turnover; and

•	net profit or economic profit.

The Compensation Committee may set multiple target award levels based on varying levels of attainment of the performance criteria.

The 2000 Restated Plan further provides that the Compensation Committee may appropriately adjust any evaluation of performance under a performance measure to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iii) non-cash charges related to impairments, write-offs or asset valuation; (iv) corporate overhead charges; (v) accruals for reorganization and restructuring programs; and (vi) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Principles Board Opinion No. 30 (or any successor provision), (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year or years, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly, annual, or multi-year fiscal period. The Committee also may take into account normalization related adjustments to the performance criteria if necessary to provide a relevant and consistent comparison to the performance criteria of the Company’s peer group or other comparison.

In general, awards earned under the 2000 Restated Plan will be paid in cash; provided, however, that the Compensation Committee, in its sole discretion, may elect to satisfy payment in whole or in part by the delivery of a number of shares of our common stock with a fair market value equal to the dollar amount of the award earned. Any shares delivered in settlement of an award under the 2000 Restated Plan will be granted under the Company’s 2006 Stock Incentive Plan and will reduce the number of shares available for issuance under the 2006 Stock Incentive Plan in accordance with the terms thereof.

The Company generally pays awards as soon as practicable after a performance period, but in any event no later than the last day of the calendar year following the year in which the award is earned, except to the extent awards are timely deferred by participants under arrangements with the Company. Awards will be prorated for persons ceasing to be Senior Managers (other than by dismissal), and for termination of a Senior Manager due to death, disability, retirement, leave of absence, or resignation, during a performance period.

The Compensation Committee can adjust awards, upward or downward (subject to the maximums discussed above), for participants based on individual performance, change in status, and on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate. The Compensation Committee, however, may not adjust awards intended to qualify as performance-based compensation payable to Section 162(m) covered employees in a manner that would increase the value of the award.

Since bonus awards payable under the 2000 Restated Plan for the fiscal year ending September 30, 2008 are dependent on the Company’s financial performance, the bonus awards are currently not determinable. However, more information regarding the 2008 fiscal year performance goals and awards is described under the heading “Annual Bonus Incentive — 2008 Fiscal Year,” “2000 Restated Plan,” “First Cash Component” and “Second Cash and Equity Component” beginning on page 24 and continuing through page 26 of this Proxy Statement.

Change in Control

Within fifteen business days following a change in control of the Company, as defined in the 2000 Restated Plan, each participant who has been granted an award under the 2000 Restated Plan for the performance period in which the change in control occurs will be paid a pro rata bonus equal to the award the participant would have earned for that performance period, assuming continued achievement of the performance criteria at the rate achieved as of the latest month-end before the date of the change in control, pro-rated for the number of days worked in the period up to the date of the change in control.

Other Provisions

The Compensation Committee has the full power and discretion to administer and interpret the 2000 Restated Plan and to establish rules for the administration of the 2000 Restated Plan. Each of the members of the Compensation Committee must qualify as an outside director under Section 162(m) of the Code. Except with respect to covered employees, the Compensation Committee can delegate all or any of its responsibilities and powers to any one or more of its members, or to any person or committee selected by it.

The Board of Directors may modify or terminate the 2000 Restated Plan at any time, provided that no modification or termination may, in the absence of written consent of the affected participant, adversely affect the rights of the participant in respect of any target award established prior to the date of the modification or termination.

Nothing contained in the 2000 Restated Plan prevents the Compensation Committee from adopting other or additional compensation arrangements that provide for bonuses or other forms of compensation for the Company’s Senior Managers or other employees regardless of stockholder approval of the 2000 Restated Plan.

Such other arrangements may or may not qualify for deductibility under Section 162(m) of the Code and may be either applicable only for specific executives, directors or employees or may be generally applicable. However, for payments under the 2000 Restated Plan to qualify as performance-based compensation under Section 162(m), any such other or additional compensation arrangements may not be designed to provide 2000 Restated Plan participants all or part of the compensation they would receive under the 2000 Restated Plan regardless of whether the performance goal is attained.

The Board Of Directors Unanimously Recommends That Stockholders Vote “FOR” This Proposal.

PROPOSAL THREE

APPROVE THE D.R. HORTON, INC.
2008 PERFORMANCE UNIT PLAN

On December 3, 2007, the Compensation Committee of the Board of Directors adopted, subject to stockholder approval, the D.R. Horton, Inc. 2008 Performance Unit Plan (the “Performance Unit Plan”). The Performance Unit Plan is a component of the Company’s overall strategy to pay its executives for delivering measurable results. The purpose of the Performance Unit Plan is to provide the Company with another means of granting executive compensation tied to long-term performance goals, while at the same time further aligning the interests of management with those of stockholders and maximizing the tax deductibility of such compensation.

The Board of Directors believes that it is in the best interests of the Company and its stockholders for amounts awarded under the Performance Unit Plan to be fully deductible for federal income tax purposes as a business expense. However, Section 162(m) of the Code limits the deductibility of bonuses paid to our Chief Executive Officer and our named executive officers (excluding our chief financial officer) unless the payments satisfy the criteria set forth in Section 162(m). The Board of Directors believes that the Performance Unit plan has been structured to satisfy, if approved by stockholders, Section 162(m) of the Code.

For us to be able to fully deduct the awards paid under the Performance Unit Plan, Section 162(m) generally requires:

•	bonuses be paid pursuant to an objective “performance-based” formula;

•	the certification of the Compensation Committee that the “performance-based” goals of the formula have been satisfied;

•	that the material terms of the Performance Unit Plan have been disclosed to and approved by stockholders; such material terms include:

•	the eligible participants;

•	the maximum amount of compensation payable to employees under the performance goals; and

•	a description of the business criteria on which the performance goal is based.

Each of these aspects of the Performance Unit Plan is discussed below, and stockholder approval of the Performance Unit Plan will be deemed to constitute approval of each of these aspects of the Performance Unit Plan for purposes of the approval requirements of Section 162(m) of the Code.

The following is only a summary of the Performance Unit Plan and is qualified in its entirety by the full text of the Performance Unit Plan, a copy of which is attached to this Proxy Statement as Attachment “B.”

Description of Proposed 2008 Performance Unit Plan

Generally

As noted above, Section 162(m) of the Code requires that for compensation paid in excess of $1 million to be deductible, such compensation must qualify as “performance-based.” The Company and the Compensation Committee generally intend for awards under the Performance Unit Plan to covered employees to qualify for the performance-based compensation deduction allowed by Section 162(m). However, there can be no assurance that these awards will satisfy the requirements for deductibility under Section 162(m), and the Company and Compensation Committee reserve the right to pay bonuses outside of the Performance Unit Plan.

Eligible Participants

Executive officers of the Company, or any other officer of the Company or any of its affiliates serving as a region or division president or manager or in another senior management position (“Senior Managers”), are eligible to participate in the Plan. Membership on the Board of Directors of the Company does not make a Senior Manager ineligible for an award under the Plan. Approximately 46 employees are currently eligible to participate in the Plan. The Compensation Committee may determine which Senior Managers will participate in the Plan.

Maximum Amount Payable under the 2008 Performance Unit Plan

The Performance Unit Plan provides that the maximum number of Performance Units (described in more detail below) that can be granted under an Award to any one covered executive in any one fiscal year is 500,000 units, and the maximum number of Performance Units that can be earned or paid out with respect thereto, if all performance criteria under the Award are satisfied, is two (2) times the number of such Performance Units. Prior to the payment of any compensation intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing the attainment of the performance criteria for the performance period.

Awards under the 2008 Performance Unit Plan

The Performance Unit Plan provides for the Compensation Committee to grant awards denominated in Performance Units to Senior Managers. Each Performance Unit awarded under the Performance Unit Plan has a value on any given date equal to the fair market value (closing stock price) of the Company’s common stock on that date. In general, at the time of grant the Compensation Committee will determine the target number of Performance Units subject to an award, with the maximum amount payable under the award equal to two times the target number of units.

The Compensation Committee establishes target award levels and performance criteria for each performance period (generally a period of two or more fiscal years) with respect to which awards are made under the Performance Unit Plan. The Compensation Committee must base the performance criteria for a performance period on any one or more of the following measures, applied to either the Company as a whole or to any business unit, region, division, or subsidiary, either individually, alternatively, or in any combination, and measured either monthly, quarterly, annually, or cumulatively over a period of years, on an absolute basis or relative (including ranking to) to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Committee:

•	return on investment;

•	return on capital;

•	revenues;

•	backlog;

•	margin;

•	selling, general and administrative expenses;

•	pre-tax income or adjusted pre-tax income;

•	net income;

•	sales, net sales or closings;

•	operating income or pre-tax profit;

•	cost of sales;

•	sales cancellations;

•	cash flow;

•	earnings per share;

•	return on operating assets;

•	return on equity;

•	operating profit;

•	stockholder return;

•	market share improvement;

•	dividend or dividend yield;

•	inventory, land or lot improvement or reduction;

•	stock price increases;

•	market capitalization;

•	debt leverage;

•	return on revenue;

•	operating ratio;

•	customer service;

•	economic value added;

•	asset turnover; and

•	net profit or economic profit.

The Compensation Committee may set multiple target award levels based on varying levels of attainment of the performance criteria.

The Performance Unit Plan further provides that the Compensation Committee may appropriately adjust any evaluation of performance under a performance measure to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iii) non-cash charges related to impairments, write-offs or asset valuation; (iv) corporate overhead charges; (v) accruals for reorganization and restructuring programs; and (vi) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Principles Board Opinion No. 30 (or any successor provision), (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year or years, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly, annual, or multi-year fiscal period. The Committee may also take into account normalization related adjustments to the performance criteria if necessary to provide a relevant and consistent comparison to the performance criteria of the Company’s peer group or other comparison.

In general, awards earned under the Performance Unit Plan will be paid in cash; provided, however, that the Compensation Committee, in its sole discretion, may elect to satisfy payment in whole or in part by the delivery of a number of shares of our common stock equal to the number of Performance Units earned. Any shares delivered in settlement of an award under the Performance Unit Plan will be granted under the Company’s 2006 Stock Incentive Plan and will reduce the number of shares available for issuance under the 2006 Stock Incentive Plan in accordance with the terms thereof.

The Company pays awards as soon as practicable after a performance period, but in any event no later than the last day of the calendar year following the year in which the award is earned, except to the extent awards are timely deferred by participants under arrangements with the Company. Awards will be prorated for persons ceasing to be Senior Managers (other than by dismissal), and for termination of a Senior Manager due to death, disability, retirement, leave of absence, or resignation, during a performance period.

The Compensation Committee can adjust awards, upward or downward (subject to the maximums described above), for participants based on individual performance, change in status, and on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate. The Compensation Committee, however, may not adjust awards intended to qualify as performance-based compensation payable to Section 162(m) covered employees in a manner that would increase the value of the award.

As of the date of this Proxy Statement, no awards have been made under the Performance Unit Plan. The benefits that may be awarded or paid under the Performance Unit Plan are not currently determinable. On the Record Date, the closing price of our Common Stock on the New York Stock Exchange was $12.34.

Change in Control

Within fifteen business days following a change in control of the Company, as defined in the Performance Unit Plan, each participant who has been granted an award under the Performance Unit Plan for the performance period in which the change in control occurs will be paid a pro rata bonus equal to the award the participant would have earned for that performance period, assuming continued achievement of the performance criteria at the rate achieved as of the latest month-end before the date of the change in control, pro-rated for the number of days worked in the period up to the date of the change in control.

Other Provisions

The Compensation Committee has the full power and discretion to administer and interpret the Performance Unit Plan and to establish rules for the administration of the Performance Unit Plan. Each of the members of the Compensation Committee must qualify as an outside director under Section 162(m) of the Code. Except with respect to covered employees, the Compensation Committee can delegate all or any of its responsibilities and powers to any one or more of its members, or to any person or committee selected by it.

The Board of Directors may modify or terminate the Performance Unit Plan at any time, provided that no modification or termination may, in the absence of written consent of the affected participant, adversely affect the rights of the participant in respect of any target award established prior to the date of the modification or termination.

Nothing contained in the Performance Unit Plan prevents the Compensation Committee from adopting other or additional compensation arrangements that provide for bonuses or other forms of compensation for the Company’s Senior Managers or other employees regardless of stockholder approval of the Performance Unit Plan. Such other arrangements may or may not qualify for deductibility under Section 162(m) of the Code and may be either applicable only for specific executives, directors or employees or may be generally applicable. However, for payments under the Performance Unit Plan to qualify as performance-based compensation under Section 162(m), any such other or additional compensation arrangements may not be designed to provide Performance Unit Plan participants all or part of the compensation they would receive under the Performance Unit Plan regardless of whether the performance goal is attained.

The Board Of Directors Unanimously Recommends That Stockholders Vote “FOR” This Proposal.

PROPOSAL FOUR

STOCKHOLDER PROPOSAL CONCERNING
A PAY-FOR-SUPERIOR-PERFORMANCE STANDARD
FOR EXECUTIVE COMPENSATION

D.R. Horton has received the following proposal from a stockholder. Pursuant to Rule 14a-8(l)(1) of the Securities Exchange Act of 1934, we will provide the name, address and number of securities held by the stockholder proponent of this proposal promptly upon receipt of a written or oral request. The Company’s contact information is: D.R. Horton, Inc., Attention: Corporate Counsel, D.R. Horton Tower, 301 Commerce Street, Suite 500, Fort Worth, Texas 76102; e-mail tbmontano@drhorton.com; and telephone (817) 390-8200.

D.R. Horton is not responsible for the contents of the supporting statement or the stockholder proposal, both of which are quoted verbatim in italics below.

Supporting Statement and Proposal of Stockholder Proponent

“Resolved: That the shareholders of D.R. Horton (“Company”) request that the Board of Director’s Compensation Committee establish a pay-for-superior-performance standard in the Company’s executive compensation plan (“Plan”) for senior executives by incorporating the following principles:

1. The annual incentive or bonus component of the Plan should utilize defined financial performance criteria benchmarked against a disclosed peer group of companies, and provide that annual bonuses should be awarded only when the Company’s performance exceeds its peers’ median performance on the selected financial criteria;

2. The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company’s performance exceeds its peers’ median performance on the selected financial and stock price performance criteria; and

3. Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

Supporting Statement: We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation.

The Company’s most recent proxy statement disclosed the following:

1. Donald R. Horton, Chairman, beneficially owned 27,031,979 shares of D.R Horton common stock, 8.62% of outstanding shares.

2. Donald R. Horton received bonuses in excess of $12,000,000 for each of the years 2005 and 2006.

3. Donald R. Horton was granted 150,000 options in 2006 with a potential realizable value of more than $7,000,000 if the stock price appreciates at the rate of 10% of the option term.

The proxy statement also stated:

[Mr.] Horton . . . received incentive bonus payments for achieving performance goals with regard to quarterly consolidated pre-tax income of D.R. Horton. The quarterly bonuses are based on a pre-approved percentage of quarterly consolidated pre-tax income. . . . Based on the Company’s performance of achieving the second highest pre-tax income in the Company’s history, [Mr.] Horton . . . received a performance bonus of $12,120,909 for fiscal year 2006. . . .

Despite this very generous compensation, the proxy statement also revealed that D.R. Horton’s cumulative five year total return as of September 2006 slightly lagged the S&P 500 Homebuilding Index.

We believe the Company’s Plan fails to promote the pay-for-superior-performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company’s performance exceeds the median of its peer group.”

Statement in Opposition to Stockholder Proposal

After careful consideration of the subject matter of this stockholder proposal, the Board of Directors unanimously recommends a vote “AGAINST” this proposal for the following reasons:

The Board of Directors and the Compensation Committee have long viewed performance-based compensation as an integral piece of the total compensation packages of our senior executives.

•	As discussed in our Compensation Discussion and Analysis, the quarterly cash bonus payments paid to our senior executives historically have been calculated based on a percentage of the Company’s quarterly consolidated pre-tax income. The Compensation Committee believes that such a metric provides meaningful incentives for superior performance by our senior executives. In fact, the figures stated by the stockholder proponent as Donald R. Horton’s bonus in fiscal years 2005 and 2006 were paid based on the two highest years of consolidated pre-tax income in the Company’s history. Furthermore, the consolidated pre-tax income achieved by the Company in those years was the highest level ever achieved by a company in the domestic homebuilding industry. Yet even with such record breaking levels of pre-tax income during those years, the Company limited the total cash salary and cash incentive bonus paid to Mr. Horton to approximately 0.56% in 2005 and 0.63% in 2006, as a percentage of pre-tax income. Based on public disclosure made by companies in our peer group, we believe that the percentages of pre-tax income paid to Mr. Horton were below the median of cash salaries and cash incentive bonuses paid to top senior executive officers of the members in our peer group.

•	In addition, the bonuses paid to our top senior executives for the 2007 fiscal year were significantly lower than bonuses paid to them in prior years reflecting the consolidated pre-tax loss of the Company during its last two quarters in the 2007 fiscal year. The Compensation Committee believes this is reflective of a proper performance metric that increases pay in record setting periods and decreases pay in slower periods.

•	In deciding whether to grant performance awards to our senior executives, we believe our Compensation Committee continues to appropriately respond to market conditions and relevant trends in executive compensation practices in a manner appropriate for our Company. For example, in December 2007, the Compensation Committee adopted a new 2008 Performance Unit Plan (see Proposal 3 in this Proxy Statement). This new 2008 plan, if approved by stockholders, will provide a way for the Compensation Committee to award long-term performance awards to our senior executives based on achieving a variety of performance metrics, including, but not limited to, return on equity and earnings per share growth. The new 2008 plan provides that the level of bonus payout may be based on the Company’s performance with respect to one or more metrics as compared to, or ranked against, the performance of its peer group with respect to the same metrics. No awards have been made under this 2008 plan. The Compensation Committee will review whether to make such awards in the 2008 fiscal year based, in part, on whether the plan is approved by our stockholders.

•	In deciding whether to grant equity awards to our senior executives, the Compensation Committee considers our overall compensation philosophy related to equity awards as set forth herein under Compensation Discussion and Analysis — Long-Term Equity Awards. During our 2007 fiscal year, no equity awards were made to any of our executive officers or other employees. During our 2006 fiscal year, Mr. Horton was awarded 150,000 stock options with a grant price of $29.44 per share, and during our 2005 fiscal year, no options were awarded to any of our executive officer or other employees. Accordingly, during the last three fiscal years (i.e., 2007, 2006 and 2005), Mr. Horton received a total of 150,000 stock options, none of which is in-the-money as of the date hereof. We believe awarding equity awards in the manner in which we have done so is an appropriate method of performance-based compensation because unless the price of our Common Stock increases from the grant date price, the executive receives no compensation from this type of equity award.

We also believe that requiring the Compensation Committee to use specifically defined financial metrics benchmarked against peer group companies as the sole measure for incentive compensation is not in the best interest of the Company or our stockholders.

•	We believe that paying our senior executives solely on the basis of performance-based metrics would not properly reward our senior executives for their industry expertise, the value of their experience in volatile and uncertain markets, such as the homebuilding industry is currently experiencing, and other services they perform on behalf of the Company that cannot be determined by a numbers based formula.

•	Compensating the Company’s leadership based solely on a comparison against peer companies’ performances on specific measures may have unintended and undesirable results. For example, the proposal could reward the Company’s senior officers with performance-based compensation in years where the Company’s peers underperformed, even if the Company underperformed its own targets. Moreover, extraordinary, non-recurring or unusual items incurred by one company may skew the average of the peer group, rendering meaningful comparison difficult.

•	The Compensation Committee should be afforded flexibility in determining and establishing our compensation packages to ensure its ability to specifically tailor the most appropriate compensation package for each executive officer, responding to changing and significant market trends and conditions and current Company business goals. By restricting this flexibility, we believe this proposal unnecessarily limits the Compensation Committee and its ability to provide appropriate compensation based on a number of factors and criteria.

•	The Compensation Committee believes that our senior executives are more effectively motivated when the performance-based compensation is tied to a mix of measurements and not solely tied to our ranking against our peer group.

Thus, we believe that limiting incentive compensation solely to situations where the Company’s performance exceeds the median or mean performance of a peer group is unnecessarily restrictive and may cause compensation packages to poorly reflect the expertise, experience, dedicated service and performance of our senior executives.

Finally, to assist in establishing the compensation packages of our senior executive officers, our Compensation Committee reviews the compensation packages and performance of other public homebuilders, using both subjective and objective comparisons. The Compensation Committee reserves the right to adjust downward any compensation award that, because of a particular performance metric, is exceedingly high when compared to the compensation at our peer group companies. In practice, we believe the compensation paid to our senior executives has typically compared favorably with, and is not excessive to, that paid to senior executive officers at similarly performing peer companies.

We believe that the Company appropriately bases the Company’s senior executive compensation on performance-based criteria while recognizing that the total compensation packages offered to our senior executives must be sufficient to attract and retain the most highly qualified candidates in the homebuilding industry as well as motivate them to perform to the best of their abilities. We believe that the adoption of this proposal unnecessarily limits our Compensation Committee’s ability to determine and award appropriate levels of executive compensation and is not in the long-term best interest of the Company and its stockholders.

The Board Of Directors Unanimously Recommends That Stockholders Vote “AGAINST” This Proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires D.R. Horton’s directors, certain of its officers, and persons who own more than 10% of a registered class of D.R. Horton’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish D.R. Horton with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it and on written representations from certain reporting persons that no Form 5 reports were required for those persons, D.R. Horton believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the year ended September 30, 2007.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Any stockholder who intends to present a proposal for action at D.R. Horton’s 2009 Annual Meeting of Stockholders and to have D.R. Horton include such proposal in its proxy soliciting materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must deliver a copy of the proposal to D.R. Horton not later than August 21, 2008. In addition, the Bylaws of D.R. Horton provide that only stockholder proposals submitted in a timely manner to a Corporate Counsel of D.R. Horton may be acted upon at an annual meeting of stockholders. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of D.R. Horton not less than 30 days prior to the date of the originally scheduled meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the originally scheduled meeting is given by D.R. Horton, notice by the stockholder to be timely must be so received not later than the close of business on the tenth calendar day following the earlier of the day on which such notice of the date of the originally scheduled meeting was mailed or the day on which such public disclosure was made.

REQUESTING DOCUMENTS FROM THE COMPANY

On our website, at www.drhorton.com, under the Investor Relations and Corporate Governance links, you will find the following: (i) Corporate Governance Principles, (ii) Audit Committee Charter, (iii) Compensation Committee Charter, (iv) Nominating and Governance Committee Charter, (v) Code of Ethical Conduct for the CEO, CFO, and Senior Financial Officers, (vi) Complaint Procedures for Accounting, Internal Control, Auditing and Financial Matters and Complaint Procedures for Employee Matters, and (vii) Corporate Code of Business Conduct and Ethics for Employees and Directors. You may obtain a copy of any of these documents at no charge through our website or by contacting us for a printed set. You may contact us for these purposes at: Attention Corporate Counsel, D.R. Horton, Inc., 301 Commerce Street, Suite 500, Fort Worth, TX 76102, (817) 390-8200 or e-mail: tbmontano@drhorton.com.

OTHER MATTERS

Management knows of no other matters to be voted upon at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the form of proxy to vote in their discretion upon such matters in accordance with their judgment.

You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the

Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors,

THOMAS B. MONTANO
Vice President and Assistant Secretary

Fort Worth, Texas
December 19, 2007

Attachment “A”

D.R. HORTON, INC.
AMENDED AND RESTATED
2000 INCENTIVE BONUS PLAN
(as of December 3, 2007)

1.  PURPOSE.  The purpose of the D.R. Horton, Inc. Amended and Restated 2000 Incentive Bonus Plan (the “Plan”) is to provide senior management employees of D.R. Horton, Inc., a Delaware corporation (the “Company”), and its Affiliates with incentive compensation based upon the level of achievement of financial and other performance criteria. The Plan will enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

2.  DEFINITIONS.  As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Adjusted Pre-Tax Income” shall mean income before income taxes, excluding inventory impairments and land option cost write-offs and goodwill impairments, as publicly reported by the Company in its financial statements in accordance with generally accepted accounting principles.

(b) “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(c) “Award” shall mean a right to a payment under the terms of the Plan.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall mean the occurrence of any of the following events:

(i) a merger, consolidation or reorganization of the Company into or with another corporation or other legal person if the stockholders of the Company, immediately before such merger, consolidation or reorganization, do not, immediately following such merger, consolidation or reorganization, then own directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other legal person resulting from the such merger, consolidation or reorganization in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such merger, consolidation or reorganization;

(ii) the Company sells all or substantially all of its assets to another corporation or other Person, or there is a complete liquidation or dissolution of the Company;

(iii) a change in the composition of the Board such that at any time a majority of the Board shall have been members of the Board for less than twenty-four months, unless the election of each new director who was not a director at the beginning of the period was approved by at least a majority of the directors then still in office who were directors at the beginning of such period (but in no event by fewer than three such directors);

(iv) any Person (other than (x) the Company or (y) Donald R. Horton, Terrill J. Horton, or their respective wives, children, grandchildren and other descendants, or any trust or other entity formed or controlled by any of such individuals) acquires “beneficial ownership” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 50% or more of the outstanding voting securities of the Company; or

(v) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Compensation Committee of the Board, which shall consist of two or more Outside Directors.

(h) “Covered Employee” shall mean a Participant who is a “covered employee” within the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to any Performance Period.

(i) “Outside Directors” shall mean “outside directors” within the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder.

(j) “Participant” shall mean any Senior Executive who is selected by the Committee (or in the case of Senior Executives who are not Covered Employees, any Person or committee empowered by the Committee to make such selection) to participate in the Plan for a Performance Period.

(k) “Performance-Based Compensation” shall mean amounts satisfying the applicable requirements imposed by Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to that term.

(l) “Performance Period” shall mean one or more months, quarters or one or more fiscal years of the Company, including multiple year periods, or any other period selected by the Committee, as to which an Award may be earned.

(m) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(n) “Senior Executive” shall mean any executive officer of the Company or any other officer of the Company or any of its Affiliates serving as a region or division president or manager or in another senior management position.

(o) “Share” shall mean a share of the Company’s common stock, par value $0.01.

(p) “Stock Incentive Plan” shall mean the Company’s 2006 Stock Incentive Plan, as amended from time to time.

(q) “Target Award” shall mean one or more Award levels for a Performance Period that will be paid in accordance herewith if certain performance criteria are achieved in such Performance Period.

3.  AWARDS.

(a) The Committee may determine and designate Senior Executives who shall be Participants for any Performance Period. With respect to each such designated Participant, if any, the Committee shall establish: (i) a Target Award for the Performance Period; (ii) the performance criteria for the Performance Period with respect to the Target Award; and (iii) whether the Award is intended to satisfy the requirements for Performance-Based Compensation. For any Performance Period, determinations required for Awards intended to qualify as Performance-Based Compensation shall be made within the time necessary to comply with such requirements. Designation as a Participant for any Performance Period shall not entitle any Senior Executive to the right to be designated as a Participant for any other Performance Period.

(b) The performance criteria to be established with respect to any Target Awards shall be based upon any one or more of the following measures, applied to either the Company as a whole or to any business unit, region, division, or subsidiary, either individually, alternatively, or in any combination, and measured either monthly, quarterly, annually, or cumulatively over a period of years, on an absolute basis or relative to (including ranking to) a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Committee: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) equity improvement, (vi) stockholder return or total stockholder return, (vii) return on capital (including, without limitation, return on total capital or return on invested capital), (viii) return on investment, (ix) return on assets or net assets, (x) market capitalization, (xi) economic value added, (xii) debt leverage (debt to capital) or access to capital, (xiii) gross or net revenue, (xiv) sales, net sales or closings, (xv) backlog, (xvi) inventory, land or lot improvement or reduction, (xvii) asset turnover, (xviii) income, pre-tax income or net income, (xix) operating income or pre-tax profit, (xx) operating profit, operating profit before non-cash charges and asset valuation, net operating profit or economic profit, (xxi) gross margin, operating margin or profit margin, (xxii) return on operating revenue or return on operating assets, ( xxiii) cost of sales, (xxiv) cash from operations, (xxv) operating ratio, (xxvi) operating revenue or return on revenue, (xxvii) market share improvement, (xxviii) sales cancellations, (xxix) dividend or dividend yield, (xxx) general, selling and administrative expenses improvement or containment, or (xxxi) customer service. Such goals may be particular to a line of business, region, division, or other unit or may be based on the Company generally or any Affiliate.

To the extent consistent with Code Section 162(m) (or, alternatively, to the extent that Code Section 162(m) is not intended to apply to a particular Award), the Committee may appropriately adjust any evaluation of performance under the above performance criteria to exclude any of the following events that occur during a Performance Period: (i) litigation, claims, judgments or settlements; (ii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iii) non-cash charges related to impairments, write-offs or asset valuation; (iv) corporate overhead charges, (v) accruals for reorganization and restructuring programs; (vi) adjustments related to deferred tax assets; and (vii) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Principles Board Opinion No. 30 (or any successor provision), (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year or years, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly, annual, or multi-year fiscal period. The Committee also may take into account normalization related adjustments to the performance criteria if necessary to provide a relevant and consistent comparison to the performance criteria of the Company’s peer group or other comparison group or metric.

(c) Notwithstanding the establishment of any Target Award and related performance criteria pursuant to Section 3(a), but subject to Section 6, in the sole discretion of the Committee, the Award payable to a Participant in respect of such Target Award may be adjusted, at any time prior to payment of the related Award, either to increase or decrease the value of such Award, as follows:

(i) the Committee may adjust an Award for individual performance on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate;

(ii) the Committee may make such adjustments as it deems appropriate in the case of any Participant whose position with the Company has changed during the applicable Performance Period; and

(iii) the Committee shall have the discretion to adjust performance criteria and the methodology used to measure the determination of the degree of attainment of such criteria;

provided, that to the extent required to qualify as Performance-Based Compensation, any Award designated as Performance-Based Compensation may not be adjusted under this Section 3(c) or otherwise in a manner that increases the value of such Award. Subject to Section 6, the Committee shall retain the discretion to adjust such Awards in a manner that does not increase the value of such Awards, at any time prior to the payment thereof.

(d) To the extent that a Target Award is intended to be Performance-Based Compensation, prior to any payment thereof, the Committee shall certify the extent to which the performance criteria have been satisfied and the amount payable as a result thereof.

(e) In general, Awards earned under the Plan shall be payable in cash; provided, however, that the Committee, in its sole discretion, may elect to satisfy payment of any Award earned under the Plan in whole or in part by the delivery of a number of Shares or Share Units with a fair market value equal to the dollar value of the Award so earned. Any Shares or Share Units delivered in settlement of an Award under the Plan shall be granted as fully vested Restricted Stock or Restricted Stock Units pursuant to Section 8 of the Stock Incentive Plan, shall not be subject to the minimum vesting period set forth in Section 8(c) of the Stock

Incentive Plan as permitted by the terms thereof regarding the payment of earned compensation, shall be subject to all other applicable terms and conditions of the Stock Incentive Plan, and shall reduce the number of Shares available for issuance under the Stock Incentive Plan in accordance with Section 5 thereof.

(f) Subject to the above, Awards shall be paid as soon as practicable after the Performance Period, and if possible by the 15th day of the 3rd month following the end of the year in which the Participant becomes entitled to such Award payment, but in any event no later than the last day of the calendar year following the year in which the Target Award is earned, except to the extent that a Participant has made a timely election to defer the receipt of such Award pursuant to a deferral arrangement with the Company or any of its Affiliates. Any deferral election shall comply with the requirements of Code Section 409A so as to avoid the imposition of any taxes or penalties thereunder. For Awards that do not constitute Performance-Based Compensation, the Compensation Committee may establish rules and procedures for advance payment of all or a portion of such Awards, or such other payment arrangements as it deems desirable or appropriate.

4.  AWARD LIMITATIONS TO COVERED EMPLOYEES.  Notwithstanding any other provision of the Plan to the contrary, if an award is payable based on one or more monthly or quarterly periods, the maximum Award payable to any one Covered Employee with respect to any such Performance Period shall not exceed the sum of (i) 2% of Adjusted Pre-Tax income for such Performance Period (but not below $0) and (ii) $8 million, provided that no Covered Employee may receive both monthly Target Awards and a quarterly Target Award with respect to the same quarter under prong (i) and the maximum payout for all monthly, quarterly, or annual Performance Periods in a fiscal year under prong (ii) shall not exceed $8 million. Notwithstanding the prior sentence, if the Performance Period is the month of December, the maximum Award payable to any one Covered Employee shall not exceed the sum of (i) 6% of Adjusted Pre-Tax Income for such Performance Period (but not below $0) and (ii) $8 million, provided that no other award under prong (i) of the prior sentence shall be paid for the quarter (or months therein) that includes December and the maximum payout for all monthly, quarterly, or annual Performance Periods in a fiscal year under prong (ii) shall not exceed $8 million. If an Award is payable based on a fiscal year, the maximum Award payable to any one Covered Employee with respect to the fiscal year Performance Period shall not exceed the sum of (i) 2% of Adjusted Pre-Tax Income for such fiscal year (but not below $0) and (ii) $8 million, provided that any amounts paid under prong (i) of the above-referenced monthly or quarterly Performance Period maximums during the same fiscal year shall reduce, dollar for dollar, the maximum amount payable under prong (i) of the maximum annual Performance Period Award, and provided further that the maximum payout for all monthly, quarterly, and annual Performance Periods in a fiscal year under prong (ii) of the above formulas shall not exceed $8 million.

If a Covered Employee is entitled to both a short-term (monthly, quarterly or annual) and a long-term (covering two or more fiscal years) Target Award covering the same or an overlapping time period hereunder, then (a) the maximum long-term Award shall not exceed the sum of (i) 2% of Adjusted Pre-Tax Income for such long-term Performance Period (but not below $0) and (ii) $8 million, and (b) the amount paid under the short-term Award shall reduce, dollar for dollar, the maximum payable under the long-term Award, such that the total amount that a Covered Employee may receive for the combined short-term and long-term Awards covering the same or an overlapping time period shall not exceed the sum of (i) the greater of 2% of Adjusted Pre-Tax Income for such short-term Performance Period (but not below $0) and 2% of Adjusted Pre-Tax Income for such long-term Performance Period (but not below $0), and (ii) $8 million.

Prior to the payment with respect to any Award intended to satisfy the requirements for Performance-Based Compensation, the Committee shall certify in writing the attainment of the performance criteria and any other material terms. Unless an Award Agreement expressly provides otherwise, Awards and payouts hereunder shall not affect any awards or payouts under other compensation or benefit plans, and participants may receive awards under more than one plan for a performance period.

5.  ELIGIBILITY; PRORATIONS.

(a) Persons employed by the Company or any of its Affiliates as Senior Executives in a Performance Period prior to the establishment by the Committee of the Target Award for such Performance Period are eligible to be Participants under the Plan for such Performance Period (subject to (b) below, whether or not so employed or living at the date an Award is paid). A Senior Executive is not rendered ineligible to be a Participant by reason of being a member of the Board.

(b) The Award applicable to a Participant under the Plan for a Performance Period shall be prorated over the Performance Period or the Participant shall be ineligible for an Award, as the case may be, in the following events:

(i) ceasing to be a Senior Executive, otherwise than by dismissal, during the Performance Period, including ceasing to be such due to death, retirement, resignation, or leave of absence	— prorate as of the date of ceasing to be such, to the nearest half month
(ii) disability for more than three months in a Performance Period	— prorate as of the last day of the third month of disability
(iii) disability for three months or less in a Performance Period	— no reduction in applicable Award
(iv) dismissal, with or without cause, during or after a Performance Period by the Company or any Affiliate	— no Award

If a Change in Control occurs during any Performance Period, the foregoing provisions of this Section 5(b) shall not apply to any such event occurring on or after the Change in Control.

6.  CHANGE IN CONTROL.  Within fifteen (15) business days following a Change in Control, each Participant under the Plan during the Performance Period in which the Change in Control occurs who is in the employ of the Company at the time of the Change in Control shall be paid an amount equal to (i) the Award the Participant would have earned for such Performance Period, assuming continued achievement of the relevant performance goals at the rate achieved as of the end of the calendar month immediately prior to the calendar month in which the Change in Control occurs, multiplied by (ii) a fraction, the numerator of which is the number of days in the Performance Period which have elapsed as of the Change in Control, and the denominator of which is the number of days in the Performance Period. The Committee, or a successor compensation committee of the surviving corporation that meets the requirements of Code Section 162(m) and the treasury regulations promulgated thereunder, shall make the certification described in Section 4 prior to any payment pursuant to this Section 6. Amounts payable pursuant to this Section 6 shall not be subject to downward adjustment by the Committee, notwithstanding the provisions of Section 3(c).

7.  OTHER CONDITIONS.

(a) No Person shall have any right to be selected as a Participant for any Performance Period or, except as provided in Section 10, to receive an Award under the Plan. There is no obligation for uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated.

(b) Neither the Plan nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of the Company or any Affiliate.

(c) The Company or any Affiliate shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

(d) No segregation of any moneys or the creation of any trust or the making of any special deposit shall be required in connection with any Awards made or to be made under the Plan.

(e) This Plan is not intended to and shall not preclude the Board from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for Participants under this Plan, including any thrift, savings, investments, stock purchase, stock option, profit-sharing, pension, retirement, insurance, bonus or other incentive plan.

8.  DESIGNATION OF BENEFICIARIES.  A Participant may designate one or more beneficiaries to receive all or part of the Award which may be made to the Participant, or may be payable, after such Participant’s death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for this purpose and shall be signed by the Participant and delivered to the Company or Affiliate employing the Participant prior to the Participant’s death. In case of the Participant’s death, an Award with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiaries at the time such Award would have been paid to Participant, if Participant were still alive. Any Award granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant’s estate at the time such Award would have been paid to Participant, if Participant were still alive. If there shall be any question as to the legal right of any beneficiary to receive an Award under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its employing Affiliate shall have no further liability to anyone with respect to such amount.

9.  PLAN ADMINISTRATION.

(a) The Committee shall have full power and discretion to administer and interpret the Plan and to establish rules for its administration. In making any determinations under or referred to in the Plan, the Committee shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and its Affiliates, and of counsel, public accountants and other professional or expert Persons.

(b) Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or committee selected by it; provided, however, that the Committee may not allocate or delegate any portion of its responsibilities in connection with or relating to Covered Employees or Performance-Based Compensation. Any such allocation or delegation may be revoked by the Committee at any time.

(c) The Plan shall be governed by the laws of the State of Delaware and applicable Federal law.

10.  MODIFICATION OR TERMINATION OF PLAN.  The Board may modify or terminate the Plan at any time, effective at such date as the Board may determine; provided that no modification a or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary in respect of any Target Award established prior to the date such amendment is adopted by the Board.

11.  SHAREHOLDER APPROVAL.  No Target Award may be paid hereunder to any Covered Employee until the material terms of the Plan are disclosed to and approved by the shareholders of the Company. Such approval must be in a separate vote by the holders of a majority of the shares of the Company present, or represented by proxy, and entitled to vote, at a duly constituted meeting of the Company’s stockholders in accordance with the laws of the State of Delaware.

Attachment “B”

D.R. HORTON, INC.
2008 PERFORMANCE UNIT PLAN

1.  PURPOSE.  The purpose of the D.R. Horton, Inc. 2008 Performance Unit Plan (the “Plan”) is to provide senior management employees of D.R. Horton, Inc., a Delaware corporation (the “Company”), and its Affiliates with incentive compensation based upon the level of achievement of financial and other performance criteria. The Plan will enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

2.  DEFINITIONS.  As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) “Award” shall mean a right to a payment under the terms of the Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Bonus Unit” shall mean an Award granted pursuant to this Plan, the value of which on any given date shall equal the Fair Market Value of one Share as of such date.

(e) “Change in Control” shall mean the occurrence of any of the following events:

(i) a merger, consolidation or reorganization of the Company into or with another corporation or other legal person if the stockholders of the Company, immediately before such merger, consolidation or reorganization, do not, immediately following such merger, consolidation or reorganization, then own directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other legal person resulting from the such merger, consolidation or reorganization in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such merger, consolidation or reorganization;

(ii) the Company sells all or substantially all of its assets to another corporation or other Person, or there is a complete liquidation or dissolution of the Company;

(iii) a change in the composition of the Board such that at any time a majority of the Board shall have been members of the Board for less than twenty-four months, unless the election of each new director who was not a director at the beginning of the period was approved by at least a majority of the directors then still in office who were directors at the beginning of such period (but in no event by fewer than three such directors);

(iv) any Person (other than (x) the Company or (y) Donald R. Horton, Terrill J. Horton, or their respective wives, children, grandchildren and other descendants, or any trust or other entity formed or controlled by any of such individuals) acquires “beneficial ownership” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 50% or more of the outstanding voting securities of the Company; or

(v) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Compensation Committee of the Board, which shall consist of two or more Outside Directors.

(h) “Covered Employee” shall mean a Participant who is a “covered employee” within the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to any Performance Period.

(i) “Fair Market Value” shall mean, with respect to any relevant date, the closing price of the Shares on such date (or, if such date is not a trading date, the immediately preceding trading date), as reported on the New York Stock Exchange or such other primary national exchange on which the Shares are listed. In the event the Shares are not listed on an exchange as described in the previous sentence, Fair Market Value with respect to any relevant date shall be determined in good faith by the Board.

(j) “Outside Directors” shall mean “outside directors” within the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder.

(k) “Participant” shall mean any Senior Executive who is selected by the Committee (or in the case of Senior Executives who are not Covered Employees, any Person or committee empowered by the Committee to make such selection) to receive an Award under the Plan.

(l) “Performance-Based Compensation” shall mean amounts satisfying the applicable requirements imposed by Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to that term.

(m) “Performance Period” shall mean one or more fiscal years of the Company, including multiple year periods, or any other period selected by the Committee, as to which an Award may be earned.

(n) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(o) “Senior Executive” shall mean any executive officer of the Company or any other officer of the Company or any of its Affiliates serving as a region or division president or manager or in another senior management position.

(p) “Share” shall mean a share of the Company’s common stock, par value $0.01, subject to adjustment as provided in Section 4.

(q) “Stock Incentive Plan” shall mean the Company’s 2006 Stock Incentive Plan, as amended from time to time.

(r) “Target Award” shall mean an Award expressed as a target number of Bonus Units that may be earned in accordance herewith if certain performance criteria are achieved in such Performance Period. The maximum amount payable pursuant to any Award granted hereunder shall be two (2) times the number Bonus Units subject to the Target Award.

3.  AWARDS.

(a) The Committee may determine and designate Senior Executives who shall be Participants for any Performance Period. With respect to each such designated Participant, if any, the Committee shall establish: (i) a Target Award (including the target number of Bonus Units subject thereto) for the Performance Period; (ii) the performance criteria for the Performance Period with respect to the Target Award; and (iii) whether the Award is intended to satisfy the requirements for Performance-Based Compensation. For any Performance Period, determinations required for Awards intended to qualify as Performance-Based Compensation shall be made within the time necessary to comply with such requirements. Designation as a Participant for any Performance Period shall not entitle any Senior Executive to the right to be designated as a Participant for any other Performance Period.

(b) The performance criteria to be established with respect to any Awards shall be based upon any one or more of the following measures, applied to either the Company as a whole or to any business unit, region, division, or subsidiary, either individually, alternatively, or in any combination, and measured either monthly, quarterly, annually, or cumulatively over a period of years, on an absolute basis or relative to (including ranking to) a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Committee: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) equity improvement, (vi) stockholder return or total stockholder return, (vii) return on capital (including, without limitation, return on total capital or return on invested capital), (viii) return on investment, (ix) return on assets or net assets, (x) market capitalization, (xi) economic value added, (xii) debt leverage (debt to capital) or access to capital, (xiii) gross or net revenue, (xiv) sales, net sales or closings, (xv) backlog, (xvi) inventory, land or lot improvement or reduction, (xvii) asset turnover, (xviii) income, pre-tax income or net income, (xix) operating income or pre-tax profit, (xx) operating profit, operating profit before adjustments or increases to cost of sales, net operating profit or economic profit, (xxi) gross margin, operating margin or profit margin, (xxii) return on operating revenue or return on operating assets, (xxiii) cost of sales, (xxiv) cash from operations, (xxv) operating ratio, (xxvi) operating revenue or return on revenue, (xxvii) market share improvement, (xxviii) sales cancellations, (xxix) dividend or dividend yield, (xxx) general, selling and administrative expense improvement or containment, or (xxxi) customer service. Such goals may be particular to a line of business, region, division, or other unit or may be based on the Company generally or any Affiliate.

To the extent consistent with Code Section 162(m) (or, alternatively, to the extent that Code Section 162(m) is not intended to apply to a particular Award), the Committee may appropriately adjust any evaluation of performance under the above performance criteria to exclude any of the following events that occur during a Performance Period: (i) litigation, claims, judgments or settlements; (ii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iii) non-cash charges related to impairments, write-offs or asset valuation; (iv) corporate overhead charges; (v) accruals for reorganization and restructuring programs; (vi) adjustments related to deferred tax assets; and (vii) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Principles Board Opinion No. 30 (or any successor provision), (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year or years, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly, annual, or multi-year fiscal period. The Committee also may take into account normalization related adjustments to the performance criteria if necessary to provide a relevant and consistent comparison to the performance criteria of the Company’s peer group or other comparison group or metric.

(c) Notwithstanding the grant of any Award and related performance criteria pursuant to Section 3(a), but subject to Section 6, in the sole discretion of the Committee, the amount payable to a Participant in respect of such Award may be adjusted, at any time prior to payment of the related Award, either to increase or decrease the value of such Award, as follows:

(i) the Committee may adjust an Award for individual performance on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate;

(ii) the Committee may make such adjustments as it deems appropriate in the case of any Participant whose position with the Company has changed during the applicable Performance Period; and

(iii) the Committee shall have the discretion to adjust performance criteria and the methodology used to measure the determination of the degree of attainment of such criteria;

provided, that to the extent required to qualify as Performance-Based Compensation, any Award designated as Performance-Based Compensation may not be adjusted under this Section 3(c) or otherwise in a manner that increases the value of such Award. Subject to Section 6, the Committee shall retain the discretion to adjust such Awards in a manner that does not increase the value of such Awards, at any time prior to the payment thereof.

(d) To the extent that an Award is intended to be Performance-Based Compensation, prior to any payment thereof, the Committee shall certify in writing the extent to which the performance criteria have been satisfied and the amount payable as a result thereof.

(e) In general, Awards earned under the Plan shall be payable in cash; provided, however, that the Committee, in its sole discretion, may elect to satisfy payment of any Award earned under the Plan in whole or in part by the delivery of a number of Shares or Share Units equal to the number of Bonus Units earned under the Award. Any Shares or Share Units delivered in settlement of an Award under the Plan shall be granted as fully vested Restricted Stock or Restricted Stock Units pursuant to Section 8 of the Stock Incentive Plan, shall not be subject to the minimum vesting period set forth in Section 8(c) of the Stock Incentive Plan as permitted by the terms thereof regarding the payment of earned compensation, shall be subject to all other applicable terms and conditions of the Stock Incentive Plan, and shall reduce the number of Shares available for issuance under the Stock Incentive Plan in accordance with Section 5 thereof.

(f) Subject to the above, Awards shall be paid as soon as practicable after the Performance Period, and if possible by the 15th day of the 3rd month following the end of the year in which the Participant becomes entitled to such Award payment, but in any event no later than the last day of the calendar year following the year in which the Award is earned, except to the extent that a Participant has made a timely election to defer the receipt of such Award in the manner specified by the Committee pursuant to a deferral arrangement with the Company or any of its Affiliates. A deferral election shall be deemed timely if received no later than the last day of the calendar year preceding the calendar year in which the Performance Period commences, except (i) with respect to any Award with respect to a Performance Period of at least 12 consecutive months, in which case such election shall be made not later than 6 months before the end of the applicable Performance Period (so long as such election is made before the Award becomes both substantially certain to be paid and readily ascertainable), and (ii) with respect to a person who first becomes a Participant, which person may make such election within 30 days after first becoming a Participant and which election shall apply only to amounts paid for services to be performed after the date of such election. Any deferral election shall comply with the requirements of Code Section 409A so as to avoid the imposition of any taxes or penalties thereunder. For Awards that do not constitute Performance-Based Compensation, the Compensation Committee may establish rules and procedures for advance payment of all or a portion of such Awards, or such other payment arrangements as it deems desirable or appropriate.

4.  AWARD LIMITATIONS TO COVERED EMPLOYEES.  Notwithstanding any other provision of the Plan to the contrary, the maximum number of Bonus Units that may be granted under any Award to any Covered Employee in any one fiscal year of the Company shall not exceed 500,000 Bonus Units, and the maximum number of Bonus Units that can be earned or paid out with respect thereto, if all performance criteria under the Award are satisfied, is two (2) times the number of such Bonus Units. The maximum number of Bonus Units that may be granted in any one fiscal year to any one Covered Employee and the number and kind of Shares used as the basis for determining the value of Bonus Units shall, to the extent consistent with Code Section 162(m) and the Treasury regulations promulgated thereunder, be proportionately or equitably adjusted (in a manner determined by the Committee) to reflect any reorganization, reclassification, combination or exchange of shares, repurchase of shares, stock split, reverse stock split, merger, consolidation, spin-off, dividend or other distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares outstanding. Prior to the payment with respect to any Award designated as intended to satisfy the requirements for Performance-Based Compensation, the Committee shall certify in writing the attainment of the performance criteria and any other material terms.

5.  ELIGIBILITY; PRORATIONS.

(a) Persons employed by the Company or any of its Affiliates as Senior Executives in a Performance Period prior to the establishment by the Committee of the Target Award for such Performance Period are eligible to be Participants under the Plan for such Performance Period (subject to (b) below, whether or not so employed or living at the date an Award is paid). A Senior Executive is not rendered ineligible to be a Participant by reason of being a member of the Board.

(b) The Award applicable to a Participant under the Plan for a Performance Period shall be prorated over the Performance Period or the Participant shall be ineligible for an Award, as the case may be, in the following events:

(i) ceasing to be a Senior Executive, otherwise than by dismissal, during the Performance Period, including ceasing to be such due to death, retirement, resignation, or leave of absence	— prorate as of the date of ceasing to be such, to the nearest half month
(ii) disability for more than three months in a Performance Period	— prorate as of the last day of the third month of disability
(iii) disability for three months or less in a Performance Period	— no reduction in applicable Award
(iv) dismissal, with or without cause, during or after a Performance Period by the Company or any Affiliate	— no Award

If a Change in Control occurs during any Performance Period, the foregoing provisions of this Section 5(b) shall not apply to any such event occurring on or after the Change in Control.

6.  CHANGE IN CONTROL.  Within fifteen (15) business days following a Change in Control, each Participant under the Plan during the Performance Period in which the Change in Control occurs who is in the employ of the Company at the time of the Change in Control shall be paid an amount equal to (i) the Award the Participant would have earned for such Performance Period, assuming continued achievement of the relevant performance goals at the rate achieved as of the end of the calendar month immediately prior to the calendar month in which the Change in Control occurs, multiplied by (ii) a fraction, the numerator of which is the number of days in the Performance Period which have elapsed as of the Change in Control, and the denominator of which is the number of days in the Performance Period. The Committee, or a successor compensation committee of the surviving corporation that meets the requirements of Code Section 162(m) and the treasury regulations promulgated thereunder, shall make the certification described in Section 4 prior to any payment pursuant to this Section 6. Amounts payable pursuant to this Section 6 shall not be subject to downward adjustment by the Committee, notwithstanding the provisions of Section 3(c).

7.  OTHER CONDITIONS.

(a) No Person shall have any right to be selected as a Participant for any Performance Period or, except as provided in Section 10, to receive an Award under the Plan. There is no obligation for uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated.

(b) Neither the Plan nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of the Company or any Affiliate.

(c) The Company or any Affiliate shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

(d) No segregation of any moneys or the creation of any trust or the making of any special deposit shall be required in connection with any Awards made or to be made under the Plan.

(e) This Plan is not intended to and shall not preclude the Board from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for Participants under this Plan, including any thrift, savings, investments, stock purchase, stock option, profit-sharing, pension, retirement, insurance, bonus or other incentive plan.

(f) No Participant shall have any rights as a stockholder of the Company with respect to any Award hereunder unless and until said such Award is settled by the delivery of Shares in accordance with the terms and conditions of the Stock Incentive Plan.

8.  DESIGNATION OF BENEFICIARIES.  A Participant may designate one or more beneficiaries to receive all or part of the Award which may be made to the Participant, or may be payable, after such

Participant’s death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for this purpose and shall be signed by the Participant and delivered to the Company or Affiliate employing the Participant prior to the Participant’s death. In case of the Participant’s death, an Award with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiaries at the time such Award would have been paid to Participant, if Participant were still alive. Any Award granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant’s estate at the time such Award would have been paid to Participant, if Participant were still alive. If there shall be any question as to the legal right of any beneficiary to receive an Award under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its employing Affiliate shall have no further liability to anyone with respect to such amount.

9.  PLAN ADMINISTRATION.

(a) The Committee shall have full power and discretion to administer and interpret the Plan and to establish rules for its administration. In making any determinations under or referred to in the Plan, the Committee shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and its Affiliates, and of counsel, public accountants and other professional or expert Persons.

(b) Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or committee selected by it; provided, however, that the Committee may not allocate or delegate any portion of its responsibilities in connection with or relating to Covered Employees or Performance-Based Compensation. Any such allocation or delegation may be revoked by the Committee at any time.

(c) The Plan shall be governed by the laws of the State of Delaware and applicable Federal law.

10.  MODIFICATION OR TERMINATION OF PLAN.  The Board may modify or terminate the Plan at any time, effective at such date as the Board may determine; provided that no modification or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary in respect of any Target Award established prior to the date such amendment or termination is adopted by the Board.

11.  SHAREHOLDER APPROVAL.  No Award may be paid hereunder to any Covered Employee until the material terms of the Plan are disclosed to and approved by the shareholders of the Company. Such approval must be in a separate vote by the holders of a majority of the shares of the Company present, or represented by proxy, and entitled to vote, at a duly constituted meeting of the Company’s stockholders in accordance with the laws of the State of Delaware.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the AMERICAN STOCK TRANSFER cut-off date or meeting date. Have your proxy card in hand when you & TRUST COMPANY access the web site and follow the instructions to obtain your records and 6201 15TH AVENUE to create an electronic voting instruction form. BROOKLYN, NY 11219 ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by D.R. Horton, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to D.R. Horton, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: DRHOR1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D.R. HORTON, INC. The Board of Directors recommends a vote FOR each of Proposals 1, 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4. For Withhold For All To withhold authority to vote for any individual Vote On Proposals All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Donald R. Horton 05) Michael W. Hewatt 0 0 0 02) Bradley S. Anderson 06) Bob G. Scott 03) Michael R. Buchanan 07) Donald J. Tomnitz 04) Richard I. Galland 08) Bill W. Wheat For Against Abstain 2. To approve an amendment and restatement of the Amended and Restated 2000 Incentive Bonus Plan with respect to current and future covered employees (determined under Section 162(m) of the Internal Revenue Code of 1986, as amended) and 0 0 0 other participants. 3. To approve the 2008 Performance Unit Plan with respect to current and future covered employees (determined under Section 0 0 0 162(m) of the Internal Revenue Code of 1986, as amended) and other participants. 4. To vote on a stockholder proposal concerning a pay-for-superior-performance standard for executive compensation. 0 0 0 5. To conduct other business properly brought before the meeting. 0 0 0 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. Note: Please sign exactly as names appear herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

D.R. HORTON, INC. 2008 PROXY PROXY D.R. HORTON, INC. D.R. Horton Tower, 301 Commerce Street, Suite 500, Fort Worth, Texas 76102 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby nominates, constitutes and appoints Donald R. Horton, Donald J. Tomnitz and Bill W. Wheat, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all shares of Common Stock of D.R. Horton, Inc. (the “Company”) held of record by the undersigned at the close of business on December 3, 2007, at the 2008 Annual Meeting of Stockholders to be held on January 31, 2008, or any adjournment thereof. The Board of Directors recommends a vote FOR each of Proposals 1, 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted as recommended by the Board of Directors in this paragraph. The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and the proxy statement accompanying said notice. PLEASE SIGN AND DATE ON REVERSE SIDE.